As filed with the Securities and Exchange Commission on March 25, 2003.

                                                      Registration No. 333-82568

                       SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 2

                                      TO
                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         MENTOR CAPITAL CONSULTANTS, INC.

                (Name of small business issuer in its charter)
      Delaware                        8742                    84-1569905
   (State or other      (Primary Standard Industrial      (I.R.S. Employer
   jurisdiction of       Classification Code Number)    Identification Number)
   incorporation or
    organization)

    4940 Pearl East Circle, Suite 104
      Boulder, Colorado 80301             4940 Pearl East Circle, Suite 104
  (303) 444-7755  Fax (303) 444-0406           Boulder, Colorado 80301
    (Address and telephone number       (Address of principal place of business)
    of principal executive offices)



                            W. Michael Bissonnette
                         Mentor Capital Consultants, Inc.
                        4940 Pearl East Circle, Suite 104
                               Boulder, Colorado 80301
                         (303)444-7755  Fax (303)444-0406
               (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Robert J. Philipp, Esq.
                               Kranitz & Philipp
                            2230 East Bradford Avenue
                           Milwaukee, Wisconsin  53211
                         (414)332-2118  Fax (414)332-4480

         Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box, [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________ If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                              (See following page)

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         MENTOR CAPITAL CONSULTANTS, INC.
                       Registration Statement on Form SB-2
                                      Under
                             The Securities Act of 1933


                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of each         Amount    Proposed maximum  Proposed maximum   Amount of
class ofsecurities     to be      offering price     aggregate      registration
to be registered     registered    per unit       offering price        fee
--------------------------------------------------------------------------------
Common Stock        2,100,000         $1.00 (1)    $2,100,000 (1)     $193.20
                      shares
--------------------------------------------------------------------------------
Warrants            1,098,000           -               -                -
                     warrants

Common Stock        1,098,000         $1.50        $1,647,000         $151.52
issuable upon       shares (2)
exercise of
warrants
--------------------------------------------------------------------------------
Warrants            1,098,000           -               -                -
                     warrants

Common Stock        1,098,000         $2.00        $2,196,000         $202.03
issuable upon       shares (2)
exercise of
warrants
--------------------------------------------------------------------------------
Totals              4,296,000 shares               $5,943,000 (1)     $546.75
      2,196,000 warrants


  (1) Estimated solely for the purpose of calculating the registration fee.
  (2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of such warrants.

Prospectus

                                 500,000 Units
                       MENTOR CAPITAL CONSULTANTS, INC.
                           Common Stock and Warrants

                        (Minimum Purchase: 2,500 Units)


  Mentor Capital Consultants, Inc. is offering a minimum of 25,000 units and a maximum of 500,000 units, each unit consisting of two shares of its common stock and two warrants to purchase additional shares of common stock. The warrants will entitle the holder to purchase two additional shares of common stock at the price of $1.50 and $2.00, respectively, as described in this prospectus under "Description of Securities - Warrants." At the end of 2001, we completed our initial public offering, having raised an aggregate of $542,000. This offering is essentially a continuation of our initial public offering. We will utilize the proceeds of this offering and the exercise of warrants, if any, to establish and operate our business as described in this prospectus under "Business." To date, we have conducted only minimal consulting operations and have not generated significant revenues.


  No public market currently exists for our common stock or warrants, which will be transferable separately and are not required to be transferred as units. We do not expect that any public market will develop for our warrants. We anticipate that, within approximately four months following the completion of this offering, our common stock will be quoted on the NASD's OTC Bulletin Board or the National Quotation Bureau Pink Sheets under the symbol "MCAP".

  Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 6.

                              PRICE $2.00 PER UNIT

                                        Underwriting      Proceeds to
                          Price to       Discounts and    Mentor Capital
                           Public         Commissions       Consultants
                         --------      ---------------   ----------------
Per Unit (1)                $2.00             -0-                $2.00
Minimum (25,000 units)     $50,000            -0-               $50,000
Maximum (500,000 units)   $1,000,000          -0-              $1,000,000

  (1) The per share price of the common stock purchased as a component of units may be effectively reduced if a purchase qualifies for bonus units as described under "Plan of Distribution."

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  This is a best-efforts, minimum-maximum offering. We were required to sell the minimum offering of 25,000 units or no units would have been sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities in excess of the 25,000-unit minimum offering, but will use our best efforts to sell all of the 500,000 units offered. Funds received from subscribers were held in escrow by Grafton State Bank. Unless collected funds sufficient to purchase at least the minimum offering of 25,000 units had been received from accepted subscribers within 210 days from the initial date of this prospectus, all purchase payments would have been returned in full to subscribers, without interest or deduction. The minimum offering was sold within the foregoing period, and, accordingly, the offering may continue until 500,000 units are sold or June 30, 2004, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

February 26, 2002, amended as of April    , 2003

                                TABLE OF CONTENTS

                                                                        Page

Prospectus Summary                                                        3
Risk Factors                                                              6
Use of Proceeds                                                           9
Dividend Policy                                                           9
Dilution                                                                 10
Selected Financial Data                                                  11
Management's Discussion and Analysis of Financial Condition
   and Results of Operations                                             12
Business                                                                 15
Management                                                               20
Advisory Board                                                           22
Certain Relationships and Related Transactions                           23
Principal Stockholders                                                   24
Description of Securities                                                25
Shares Eligible for Future Sale                                          28
Plan of Distribution                                                     30
Legal Matters                                                            31
Experts                                                                  31
Where You Can Find Additional Information                                31
Index to Financial Statements                                            32
Exhibit A (Subscription Agreement)                                      A-1
Exhibit B (Form of Warrant)                                             B-1



                               PROSPECTUS SUMMARY
  You should carefully read the following summary in conjunction with the more detailed information appearing elsewhere in this prospectus concerning our company and the common stock being offered, including our consolidated financial statements and related notes.

                                  Our Company

  Mentor Capital Consultants, Inc., or MentorCap, was incorporated in March 2000 under the laws of Delaware. Our principal business strategy is to seek out companies and inventors who have developed proprietary, breakthrough technology that we believe can be developed into unique, patent-protected consumer products with broad appeal that can be mass-marketed through three channels of distribution:

  * Direct-to-the-consumer through TV, radio, infomercials, direct mail and Web;
  * Third party catalogers; and
  * Mass retailers.

  We provide selected client companies and inventors with product development, management, marketing and capital raising services, as needed, in exchange for consulting fees and stock participation in client companies. Under special circumstances, where we locate a product or technology that we believe has the potential to create an entirely new product category, such as the Sony Walkman or the George Foreman Grill, we will waive our fees and provide incentives to companies or inventors in exchange for securing certain product development, manufacturing and marketing rights. MentorCap would then form a subsidiary corporation to bring these products or technologies to the consumer market. To date we have formed two such subsidiary corporations: AeroGrow International, Inc. and Voice Powered Products, Inc.

Broker-Dealer Services

  In order to provide fundraising and underwriting services for MentorCap clients, we formed a wholly owned broker-dealer subsidiary, MCAP Investment Banking Services, Inc. We were approved for NASD membership on March 14, 2002 and were incorporated on September 6, 2001. Our broker-dealer intends to provide private placement and direct public offering underwritings as part of the suite of services offered to client companies.

Our Marketing Strategy

  Our target market consists of companies and inventors with unique and proprietary technologies or products that we believe have exceptional mass market potential for the consumer marketplace, and, with measures introduced by us to improve and enhance funding, product development, management and/or marketing efforts, have the potential to become highly profitable national and/or international companies.

  We market our services through three primary means:
  * Direct response advertising, including AM news and business news radio and direct mail;
  * Through our attendance and participation at entrepreneurial and venture forums, conferences and seminars; and
  * Through traditional public relations methods.

  To date we have previewed over 1,500 companies with over 2,000 products, with the vast majority responding to our radio advertising campaigns in the greater Denver area.


  The following are three examples of MentorCap's client companies:

  * JOMY Safety Products, Inc. is a 10-year-old manufacturer of state-of-the-art patent-protected emergency rescue systems and fire escapes for government, industry and consumer use.

  * AeroGrow International, Inc. is an early-development-stage company founded in July 2002 as a subsidiary of MentorCap. AeroGrow intends to develop and bring to market a consumer-based, kitchen appliance using aeroponic technology for growing fresh, organic herbs and vegetables, year round.

  * Voice Powered Products, Inc. is a start-up company founded as a subsidiary of MentorCap, as a result of an exclusive product development and marketing agreement with VPT, LLC. Voice Powered Products, Inc. intends to develop and bring to market a hand held organizer, called the Voice Organizer, that uses patented technology and voice recognition to allow consumers to use simple voice commands to operate their hand held scheduler/organizer.

  MentorCap is a development-stage company, having commenced operations in 2001. Our management has a limited background in the operation of a management consulting and brokerage business. Further, we intend to operate our business in a sector with considerable competition from more established businesses with better capitalization, name recognition, and operating histories. To date, our operations have been focused on planning our business strategy, screening and due diligence of 1,500 companies, raising capital necessary to launch our business operations, and the ongoing refinement of our business model while working with our three core client companies: JOMY, AeroGrow and Voice Powered Products. The revenues we have generated to date have consisted of compensation received for consulting services provided, and interest earned on capital raised from private offerings of our common stock and our public offerings of common stock and warrants during 2001 and 2002.

  Our principal office is located at 4940 Pearl East Circle, Suite 104, Boulder, Colorado 80301. Our telephone number is (303) 444-7755, and our facsimile number is (303)444-0406.

                                  The Offering

  At the end of 2001, we completed our initial public offering, having raised an aggregate of $542,000. This offering is essentially a continuation of our initial public offering.

Units offered, each unit consisting of two shares of
  common stock and two warrants, each warrant providing
  for the purchase of one additional share of common stock        500,000 units
Common stock outstanding before the offering                   16,541,612 shares
Common stock to be outstanding after minimum offering          16,591,612 shares
Common stock to be outstanding after maximum offering          17,541,612 shares
Common stock to be subject to warrants after minimum offering 321,000 shares Common stock to be subject to warrants after maximum offering 1,271,000 shares
Proposed trading symbol                                                     MCAP

  Each unit consists of two shares of its common stock and two warrants to purchase additional shares of common stock. At any time on or before December 31, 2006, the warrants may be exercised to purchase two additional shares of common stock at the price of $1.50 and $2.00, respectively. Please see "Description of Securities - Warrants" for a description of the terms of the warrants, including the conditions under which they may be redeemed by us. The amounts shown above assume that no bonus units, as described under "Plan of Distribution," are issued.


  We are not obligated to (1) sell any number or dollar amount of our common stock in excess of the 25,000-unit minimum offering or (2) purchase any shares at any time. While we will use our best efforts to sell all of the units offered, we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in the offering. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                               Use of Proceeds

  We intend to allocate the net proceeds received by us from this offering to working capital, for use in connection with the development and expansion of our business, including expenditures with respect to the following: (1) recruitment of additional management, technical and marketing personnel; (2) advertising and marketing; and (3) product development. See "Use of Proceeds."

                           Summary Financial Data

  You should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, and the related notes, which are included elsewhere in this prospectus. The information shown below as of December 31, 2002 and 2001, and for each of the years then ended, respectively, and for the cumulative period from March 13, 2000 (inception) to December 31, 2002, has been taken from our consolidated financial statements, which have been audited by Gordon, Hughes & Banks, LLP, independent certified public accountants, for the foregoing periods.

          Mentor Capital Consultants, a Development-Stage Enterprise

Statement of Operations Data:      Cumulative
                                 March 13, 2000
                                 (Inception) to    Year Ended      Year Ended
                                  December 31,    December 31,     December 31,
                                     2002            2002             2001
                                 ---------------  ------------     -------------

  Revenues                       $     485,550    $   412,550      $     73,000
  Cost of revenues                    (344,317)      (280,095)          (64,222)
             ---------      ---------     ---------
  Gross profit                         141,233        132,455             8,778
  Total operating expenses           2,867,089      1,084,454         1,128,850
             ---------      ---------     ---------
  Income (loss) from operations      2,725,856)      (951,999)       (1,120,072)
  Other income (expense), net           20,086            388            18,292
             ---------      ---------     ---------
  Net loss                       $  (2,705,770)   $  (951,611)     $ (1,101,780)

  Net loss per common share
    basic and diluted        $       (0.18)   $     (0.06)     $      (0.07)

  Weighted average common
   shares outstanding               15,358,939     16,646,736        15,833,085



Balance Sheet Data:                              December 31, 2002
                 -----------------
  Cash                                            $       147,488
  Total assets                                    $       337,606
  Long-term debt, less current portion            $       -
  Deficit accumulated during development stage    $    (2,705,770)
  Total stockholders' equity                      $       124,193


                            RISK FACTORS
  This offering and an investment in our common stock and warrants involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including our financial statements and the related notes, before purchasing units. If any of the following risks actually occurs, our business, operating results, prospects or financial condition could be seriously harmed. The trading price of our common stock could decline, and you could lose all or part of your investment.

This is a self-underwritten, minimum-maximum offering, and we may not raise enough capital from the sale of our common stock and warrants to fund our plans for growth and expansion as quickly as intended.

  While we will use our best efforts to sell all of the units offered by this prospectus, we are not obligated to sell any number or dollar amount of our common stock and warrants in excess of the 25,000-unit minimum offering, and we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in this offering.

  We intend to expend all the proceeds we receive from this offering to grow and expand our existing business, principally by developing an Internet site and
otherwise increasing our marketing efforts.   Management believes that the
aggregate net proceeds of our initial public offering, which was conducted during the second half of 2001, and this offering will be sufficient to support our operations for six to eight months. It is intended that sales in this offering, which is essentially a continuation of our initial public offering, will enhance our operating capital position. However, our inability to obtain financing in excess of the minimum in this offering will impede the implementation of our plans for growth and expansion, thereby possibly extending the time required for you to realize a positive return, if any, on your investment in our company.

We cannot guarantee that an active trading market for our common stock will develop or be sustained.

  While we intend that our common stock will be quoted on the NASD's OTC Bulletin Board upon completion of this offering, we cannot provide definite assurance that our shares will be actively traded. The development and continuation of a trading market will depend principally upon our business, financial condition and operating results.

If the market price of our shares remains below $5.00 per share, sales effected by registered broker-dealers may be subject to considerable additional rules and regulations, compliance with which may adversely affect our stock's liquidity and price.

  The price of our common stock in this offering will be less than $5.00 per share, and no assurance can be given that the market price for our common stock will exceed $5.00 per share at any time following the completion of this offering. Accordingly, SEC rules may impose additional requirements upon broker-dealers who effect transactions in our shares, principally with respect to (1) additional disclosures concerning the risks of investment in lower-priced stocks, (2) written investor-suitability determinations and (3) written authorization of these transactions by the proposed purchasers. Compliance with these rules could impede trading and adversely impact the price and liquidity of your shares.

Evaluation of our prospects may be more difficult in light of our limited operating history.

  Our company was formed in March 2000, and we have a limited operating history upon which to base an evaluation of our prospects. As a relatively new enterprise, we are subject to the risks, expenses and uncertainties that face any company during its early development. We are confident that we will be able to address and overcome these risks through our management's experience, our attention to changes in the market to which we seek to deliver our services, and our technological expertise. However, there can be no definite assurance that we will be able to adequately address these risks, and our failure to do so may adversely affect the value of your investment in our common stock.
Our management may not be successful in applying the proceeds of this offering in a manner that increases the value of your investment.


  We plan to utilize the net proceeds of this offering in the manner described in this prospectus under "Use of Proceeds." Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering, whether in our existing operations or for external investments, in ways which increase our profitability or market value, or otherwise yield favorable returns.

We may be unable to manage growth that results from a successful offering.

  To implement our business plan, we must expand our operations, financial systems, and personnel. We may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in our being unable to capitalize on the opportunity in the market, and might cause our financial condition and results of operations to suffer. Should our financial condition and/or results of operations suffer, the value of your investment in our common stock may be adversely affected.

Purchasers in this offering will experience immediate and substantial dilution.

  The public offering price of our common stock is substantially higher than its book value immediately after the offering. As a result, if you invest in this offering, you will incur immediate dilution of at least $0.99 per share in the net tangible book value of the shares purchased from the price you pay for your stock. You will incur this dilution largely because our earlier investors paid substantially less than the initial public offering price when they purchased their common stock. See the discussion under "Dilution" for a calculation of the dilution you will experience, assuming various levels of sales in this offering.


Our president is not covered by an employment contract or "key person" life insurance, and his loss could adversely affect our business results and the value of your investment.

  Our future success depends upon the continued services of our president, Michael Bissonnette, and the loss of his services could have a material adverse effect on our business, financial condition, operating results and, potentially, the value of your investment in our common stock. In addition, if Mr. Bissonnette joins a competitor firm or forms a competing company, the resulting loss of existing or potential clients and business relationships, including merger or acquisition candidates, could have a serious adverse effect upon our business and the value of your investment in our common stock. None of our employees, including Michael Bissonnette, is bound by an employment agreement, and these personnel may terminate their employment at any time. If Mr. Bissonnette were to leave our company, we might be unable to prevent the unauthorized disclosure of our strategic planning, procedures, practices or client lists. In addition, we do not have "key person" life insurance policies covering any of our employees, including Michael Bissonnette.

Future sales of our common stock may depress our stock price.

  As of the date of this prospectus, there were 16,293,412 shares of our common stock outstanding, including 585,400 shares sold in our initial public offering and 434,900 shares sold in this offering; the remaining 15,273,112 shares outstanding were sold in private transactions and are considered "restricted securities" under the securities laws. The shares sold in our initial public offering or in this offering are freely tradeable without restriction or further registration under the Securities Act of 1933. The restricted securities may only be transferred in compliance with Rule 144 under the Securities Act of 1933; the transfer of these restricted shares is further limited by lock-up agreements between the respective holders of such shares and us.

  Sales of substantial amounts of our common stock in the public market, particularly sales by officers and directors, or conceivably only the perception that such sales may occur, could create the impression in the public of difficulties or problems with our business. This might adversely affect the market price of our common stock and could impair our ability to sell additional common stock or other equity securities on terms that we consider satisfactory. Further, the offer for sale of large blocks of our common stock could hinder the ability of stockholders to identify buyers willing to purchase their shares at prices considered by such stockholders to be satisfactory. For a more detailed discussion of potential future sales by our existing stockholders, see "Shares Eligible for Future Sale."


The arbitrary determination of the price of the units to be sold in this offering and the absence of a public market for our common stock may adversely affect your ability to assess whether you will be able to sell any shares you purchase for an amount equal to or greater than the price you pay to acquire them.

  The offering price of the units to be sold in this offering has been arbitrarily determined by us and is not the result of arms-length negotiations with any underwriter or other party. Such price is not necessarily related to our asset value, net worth, results of operations or any other established criteria of value. The foregoing factors may diminish your ability to assess the likelihood that your purchase price will be recovered, if not exceeded, upon sale, and no assurance can be given in that regard. Please see "Plan of Distribution" for a discussion of the factors considered by us in determining the offering price.

Unless the price of our common stock equals or exceeds the exercise price of the warrants at the time of such exercise, you may be unable to profitably exercise your warrants.

  There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter. Accordingly, should you choose to exercise warrants, the value of the common stock purchased upon such exercise may be less than the price you pay. Please see "Description of Securities - Warrants" for additional information as to the terms of the warrants.

We plan to use the Internet as an important component of our business, and our inability to keep pace with the rapid technological changes associated with the Internet may affect the price of our common stock.

  We intend to use the Internet as a tool to promote our business and attract potential clients. In this connection, we plan to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs. There continue to be rapid technological changes associated with the Internet. If we are unable to keep pace with such technological changes in order to achieve our goals, our growth and, accordingly, the value of your investment in our shares may be negatively affected.

The business development network that we plan to provide clients will depend on the alliances that we form with selected companies from related industries.

  We intend to offer our clients a network that has experience in solving problems that are typically faced by emerging businesses. We intend to create such a network by forming alliances with companies in the legal, Internet, financial, marketing, and business consulting industries. Our ability to service the needs of emerging growth companies will be enhanced, we believe, by leveraging the services of our alliance partners. The inability on our part to successfully form and maintain such alliances with companies in the legal, Internet, financial, marketing, and business consulting industries, may limit our ability to service the needs of our clients, thereby impeding our growth and adversely affecting the value of your investment in our common stock.

As of the amended date of this prospectus, our directors and officers owned 42.1% of our outstanding common stock, enabling them in most circumstances, if they vote as a group, to control the management, business and affairs of our company, notwithstanding the objectives and/or preferences of other shareholders.

  If our directors and officers continue to own the 42.1% of our outstanding common stock held by them as of the date of this prospectus, while such ownership does not constitute a voting majority of such common stock, they are likely, as a practical matter and in most circumstances, to have the ability to control all matters submitted to our stockholders for approval and to exercise controlling influence over our business and affairs. This includes any determination as to the election and removal of directors and the approval of any merger or other business combination, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends on our common stock. Accordingly, if they act together, our directors and officers may exercise the degree of control described above and may make decisions that you may deem to be adverse to your interests. See "Principal Stockholders" for more information about the ownership of our common stock.


                                 USE OF PROCEEDS

  We estimate that our net proceeds from the sale of this offering, after deducting offering expenses payable by us, will be approximately $10,000 if the minimum offering of 25,000 units, containing 50,000 shares of common stock, is sold at an assumed public offering price of $2.00 per unit and $940,000 if the maximum offering of 500,000 units, containing 1,000,000 shares, is sold. The primary purposes of this offering are to obtain additional equity capital, aid in the creation of a public market for our common stock and facilitate future access to public markets. The following table shows our anticipated uses of the net proceeds of this offering, assuming the sale of the minimum 25,000-unit offering and the maximum 500,000-unit offering:

                             Number of units assumed sold in the offering (1)

                                        25,000    200,000    350,000    500,000
                                       Units (1)   Units      Units      Units
                                       ---------  -------    -------    -------
Marketing and technology staff (2)     $     -    120,000    240,000    360,000
Non-personnel marketing expenses (3)         -    120,000    240,000    360,000
Product Development                          -     90,000    140,000    180,000
General unallocated working capital     10,000     10,000     20,000     40,000
                                       ---------  -------    -------    -------
  Total                                $10,000  $ 340,000 $  640,000 $  940,000


  (1) The 25,000-unit minimum offering was sold as of May 8, 2002, and 197,500 units have been sold as of the amended date of this prospectus. The numbers of shares of common stock shown as sold in the above table, in excess of the minimum offering of 25,000 units, have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance as to how many shares of the common stock offered by this prospectus will be sold in excess of the 25,000-unit minimum. See "Risk Factors" and "Plan of Distribution" for additional information concerning this "best-efforts," "minimum-maximum" offering.

  (2) We anticipate that these funds will be used for staff salaries. To the extent that only the minimum is raised in this offering, we will allocate all net proceeds to general working capital. Should the maximum be raised, we may hire up to ten marketing and technology staff members and pay their salaries for approximately one year, or, hire fewer staff members and fund their salaries for a longer period of time.
  (3) Non-personnel marketing expenses will include the purchase of television, radio and print advertising, as well as the development and maintenance of our websites.

  While we presently anticipate that working capital will be expended for the above purposes in approximately the amounts indicated, the actual amount that we expend for these purposes will depend on a number of factors, including the amount which is raised in this offering, our future revenue growth, if any, and the amount of cash we generate from operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

  Pending their use, net proceeds from this offering will be invested in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper, United States Government obligations, money market funds or similar short-term investments. Any income derived from these short-term investments is expected to be used for working capital.

                                 DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant. Our right to declare a dividend is not limited by any restrictive covenant, contract or agreement.


                                    DILUTION

  Our net tangible book value as of December 31, 2002 was approximately $124,193, or $0.01 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock then outstanding. The following table illustrates the $0.99 per share dilution experienced by purchasers of the 426,900 shares sold in this offering as of December 31, 2002, and also at certain additional arbitrarily-determined sales levels (ie., 500,000, 750,000 and 1,000,000 shares), at the public offering price of $1.00 per share, after deduction of estimated offering expenses payable by us. At the assumed sales levels in excess os 426,900 shares, our pro forma net tangible book value at December 31, 2002 would have been $564,193, $814,193 or $1,064,193, respectively, or $0.03, $0.05 or $0.06, respectively, per share of common stock, representing an immediate increase in net tangible book value of $0.02, $0.04 or $0.05, respectively, per share to existing stockholders and immediate dilution of $0.97, $0.95 or $0.94, respectively, per share to new investors.

                       Number of shares of common stock sold in the offering (1)
           ---------------------------------------------------------
                                426,900    500,000    750,000   1,000,000
                                Shares      Shares     Shares      Shares
                                --------   -------    -------    --------
Initial public offering
  price per share             $  1.00    $  1.00    $  1.00   $    1.00
Net tangible book value
  as of December 31, 2002          0.01       0.01       0.01        0.01
Increase in net tangible
  book value attributable
  to new investors                    -       0.02       0.04        0.05
                                    --------   -------    -------    --------
Pro forma net tangible
  book value per share
  after the offering               0.01       0.03       0.05        0.06
                                    --------   -------    -------    --------
Dilution per share to new
  public investors             $   0.99    $  0.97    $  0.95   $    0.94


  (1) The numbers of shares of common stock shown as sold in the above table, in excess of the 426,900 shares sold as of December 31, 2002, have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance that all or any part of the common stock offered by this prospectus in excess of the minimum will be sold. See "Risk
      Factors" and "Plan of Distribution" for additional information concerning this "best-efforts," "minimum-maximum" offering.

  The following table summarizes, on a pro forma basis as of December 31, 2002, after giving effect to the sale of 426,900 shares in this offering as of that date, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid (1) by new public investors purchasing shares in this offering at the price of $1.00 per share, before deduction of estimated offering expenses payable by us, and
(2) by our other stockholders:

                              Shares                Total          Average Cash
                             Purchased          Consideration     Consideration
                          ----------------     -----------------
                          Amount    Percent   Amount    Percent  Paid Per Share
          ------    -------   ------    -------  --------------
Existing stockholders   15,866,512   97.4%  $2,313,625   85.9%        $0.15
New public investors (1)   426,900    2.6%     379,000   14.1%        $0.89
        ----------  ------  ----------  ------
  Total           16,293,412  100.0%  $2,692,625  100.0%




  (1) If sales levels of 500,000 shares, 750,000 shares and 1,000,000 shares are assumed for purposes of illustration only, at the price of $1.00 per share, and assuming that no bonus shares are issued (see "Plan of Distribution"), the percent of total shares sold which are purchased by investors in this offering would be 3.0%, 4.4% and 5.8%, respectively; and the aggregate consideration paid by new investors would be $500,000, $750,000 or $1,000,000, respectively, or 15.7%, 21.8% or 27.1%, respectively, of the total consideration paid for all of the common stock to be outstanding after this offering. The average consideration paid per share, by both purchasers in this offering and other stockholders, remains the same at all levels of sales. There can be no assurance as to the amount of common stock offered by this prospectus in excess of 426,900 shares will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning this "best-efforts," "minimum-maximum" offering.



                           SELECTED FINANCIAL DATA

  You should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, and the related notes, which are included elsewhere in this prospectus. The financial information shown below as of December 31, 2002 and 2001, and for each of the years then ended, respectively, and for the cumulative period from March 13, 2000 (inception) to December 31, 2002, has been taken from our consolidated financial statements, which have been audited by Gordon, Hughes & Banks, LLP, independent certified public accountants, for the foregoing periods.

            Mentor Capital Consultants, a Development-Stage Enterprise


Statement of Operations Data:      Cumulative
                                March 13, 2000
                                (Inception) to     Year Ended      Year Ended
                                  December 31,     December 31,    December 31,
                                      2002            2002            2001
            ---------------    ------------    ------------
  Revenues                      $      485,550    $    412,550   $      73,000
  Cost of revenues                    (344,317)       (280,095)        (64,222)
            -----------      ----------      ----------
  Gross profit                         141,233         132,455           8,778
  Total operating expenses           2,867,089       1,084,454       1,128,850
            -----------      ----------     -----------
  Income (loss) from operations     (2,725,856)       (951,999)     (1,120,072)
  Other income (expense), net           20,086             388          18,292
            -----------      ----------     -----------
  Net loss                      $   (2,705,770)    $  (951,611)  $  (1,101,780)

  Net loss per common share
    basic and diluted         $        (0.18)    $     (0.06)  $       (0.07)


  Weighted average common
   shares outstanding               15,358,939       16,646,736     15,833,085


Balance Sheet Data:
                                                     December 31, 2002
                     -----------------
  Cash                                               $       147,488
  Total assets                                       $       337,606
  Long-term debt, less current portion               $             -
  Deficit accumulated during development stage       $    (2,705,770)
  Total stockholders' equity                         $       124,193



                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Results of Operations

  Revenue

  Consulting revenue for 2002 increased by $339,550, or 465%, over fiscal 2001, growing from $73,000 to $412,550. The major reason for the increase in revenues is reflected by a success fee received from a client in the form of a warrant grant of 375,000 shares of common stock valued at $.99 per share or $371,250.

  Operating Expenses

  For fiscal 2002, operating expenses decreased by $44,396 or 4% over fiscal
2001.

  During the second half of 2002, we began reducing our overhead in light of the difficult economic and investing climate. On an annual comparison basis, the decrease in operating expenses would have been an additional $40,095 if it were not for the one time charge for commission expense reflecting the issuance of 40,500 of the warrants received from our client as compensation to associates who were instrumental in the success of the client's offering. Reflecting this one time charge as an additional reduction in expenses from 2001 to 2002, overhead would have been reduced by a total of 8% or $84,491.

  Other income (expense) net, decreased $17,904 in 2002 from 2001 principally due to a reduction of interest income generated from our money market account as a result of less funds being raised through its public offering.

  Net Income (Loss)

  For 2002 as compared to 2001, our gross profit increased by $123,677 while operating expenses and other income (expense) decreased by $44,396 and $17,904 respectively, resulting in a 13.6% decrease in our net (loss) to ($951,611) in 2002 from ($1,101,780) in 2001.

  We have identified two distinct business strategies. One is to assist companies in funding their businesses through direct public offerings, which may be supported by our wholly owned broker/dealer subsidiary, MCAP Investment Banking Services, Inc. The second utilizes our wholly-owned subsidiary, MentorCap Marketing Partners, Inc., to identify companies or inventors with proprietary, breakthrough consumer products. We then form strategic product development and marketing alliances, protected by exclusive worldwide marketing rights, for the purpose of marketing our branded products.

  To date, we have researched and analyzed over 1,500 companies that have responded to our radio campaigns, seeking our services. From those, we selected three companies that best met the criteria of our two core business strategies. They are JOMY Safety Products, Inc., AgriHouse, LLC, and VPT, LLC.

  In March 2002, we formed a subsidiary, AeroGrow International, Inc., to develop and direct market a state-of-the-art consumer-targeted aeroponic vegetable, herb and flower kitchen crop appliance. On June 25, 2002, we signed a joint product development agreement with AgriHouse LLC, a nationally recognized company in the aeroponic field. This agreement calls for AgriHouse LLC, which has already developed a patented commercial product, to bring its patented technology, knowledge and expertise to work with us to develop a low cost consumer aeroponic unit, called the "Vegetable Herb and Flower Garden". Our intent is to market the product and additional accessories direct to the consumer in the U.S. and Canada, followed by sales through retailers such as Wal-Mart, Target, Costco, or Sam's Club. Upon a successful North American launch, we intend to market the product in Europe and Japan through joint ventures. The ten year agreement gives us exclusive worldwide marketing rights to consumers using direct mail, print advertising, web solicitation, radio and television commercials and infomercials. In addition, we signed a ten-year worldwide non-exclusive licensing agreement with the same company to market its ODC/Beyond plant nutrient and growth enhancer.

  On July 19, 2002, we signed a joint product development agreement with VPT, LLC, a company with worldwide marketing rights to a product currently being sold as the IQ Voice Organizer. This agreement calls for VPT, LLC to bring its marketing rights agreement, including its patent rights, knowledge and expertise to work with us to develop a state-of-the-art portable voice recorder which marries patented voice recognition technology with a digital recorder to be
called the Voice Organizer.   Our intent is to market the product direct to the
consumer in the U.S. and Canada. Upon a successful North American launch, we intend to market the product in Europe and Japan through joint ventures. The ten-year agreement gives MentorCap exclusive worldwide marketing rights to consumers, using direct mail, print advertising, web solicitation, radio and television commercials and infomercials. Members of our management were originally responsible for the design, development and marketing of the IQ Voice Organizer in a previous association with another company.


  During the last six months of 2002, MentorCap focused its business efforts on the product development and design of its new product, the AeroGrow Kitchen Garden. First of all, we established the working technology and design of the AeroGrow Kitchen Garden. Patent counsel conducted extensive "prior art" patent research, both nationally and internationally, on existing patents and patents pending for soil-less growing methodologies. It was concluded that AeroGrow's technology is fundamentally unique and novel from all existing gardening, farming and crop production patent and patent pending methods and technologies worldwide. We filed for a comprehensive utility patent for a proprietary and core aeroponic nutrient delivery engine to be used in the AeroGrow Kitchen Garden. This technology enables us to build an aeroponic unit which is small enough for the kitchen counter, attractive, quiet, low-cost and low-maintenance. In addition, we assembled an International Scientific Advisory Board of the authorities in the science, technology and business of aeroponics. MentorCap also has negotiated and secured a Chinese manufacturer for low cost, high-volume production runs for consumer products. A comprehensive website for AeroGrow was developed to aid in (1) securing and educating customers, including potential retailers, distributors and catalogers, (2) advertising and selling the AeroGrow product line, and (3) establishing a network of beta-testers for the product.
We use the website as one of our marketing tools to sell the product direct to the consumer. The site provides product information and sales presentation materials, as well as an online, direct-order "shopping cart" system. We expect to continue to grow our company through new products developed and marketed by us in the years ahead.

Financial Condition

  Liquidity; Commitments for Capital Resources; and Sources of Funds

  As we have been in the development stage to date, there has been little liquidity from operations. Liquidity has been generated by utilizing the proceeds of private placements of common stock during 2000 and the first half of 2001 and from proceeds generated from our ongoing self-directed public offering during the last quarter of 2001 and from May, 2002 through the December of 2002. During the fourth quarter of 2001, we made an initial public offering of units, each consisting of two shares of common stock and warrants to purchase two additional shares, at $4.00 per unit. In February 2002, we commenced our current public offering, which is essentially a continuation of our initial public offering. Following an amendment as of May 1, 2002, we offered identically comprised units for a reduced price of $2.00 per unit. We issued additional common stock to all prior purchasers in our public offering, at no additional cost, to equalize the price paid by all investors at $1.00 per share. In light of the difficult economic and investing climate during the last six months of 2002, we temporarily slowed down our self-underwritten public offering. The Company intends to continue its public offering in the spring of 2003 when it is perceived to be a better time to do so. We anticipate our principal sources of liquidity during the next year will be cash from operations and net proceeds of this ongoing offering.

  We do not currently have any major capital commitments.

  Changes in Assets and Liabilities

  During 2002, we substantially reduced our cash on hand, from $513,057 at December 31, 2001 to $147,488 at the end of 2002. Cash was used primarily to build MentorCap's management infrastructure, formulate and operate its broker/dealer operation, business development, advertising, marketing and product development as we continue to refine and implement our business plan.
As a result of the slow down of funds raised in our direct public offering, an austerity program was instituted during the second half of 2002. Overhead expenses were reduced through salary reductions, deferments and layoffs, negotiated rent reduction and deferment, and reduced advertising and legal expenses. As a result of this effort, MentorCap has sustained itself. We continue to develop our prototype for the aeroponic kitchen appliance with the intention of launching the product for sale in late summer of 2003. Management believes these actions, if successful, will enable it to develop its products and increase revenues to the level necessary to generate positive cash flow from operations and, thereby, to maintain MentorCap on a going-concern basis. The outcome of this matter cannot be determined at this time.

  Fixed assets increased by $9,594 or 7%, from 2001 to 2002, primarily as a result of the purchase of office equipment.

  An investment for $93,555 was shown for the first time in 2002 reflecting our investment in the form of a warrant to purchase 94,500 (net of warrants provided to others) fully paid and non-assessable shares of its clients common stock, at
an exercise price of $0.01 per share for three years.   The warrants are
immediately vested.

  Current liabilities increased $123,570, or 137.5%, from 2001 to 2002, reflecting a ninety day moratorium on payment to vendors as well as our deferring salaries, benefits, and rent at December 31, 2002, as compared to December 31, 2001.

  Common stock and additional paid-in capital increased 23% from 2001 to 2002, from $2,292,190 to $2,829,963 principally as a result of our private placements and public offerings of common stock and units respectively. Our deficit accumulated during the development stage increased by 54% from 2001 to 2002 as discussed under Net Income (Loss), above.


Inflation and Other Factors That May Affect Future Results.

  We have not been affected by inflation in the past, and do not expect inflation to have a significant effect on operations in the foreseeable future.

  Recent Accounting Pronouncements

  In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations" ("SFAS No. 141") and SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. We do not currently have any goodwill or intangible assets recorded nor has it ever entered into a business combination. Therefore, we do not believe that the adoption of these statements will have a material effect on our financial position, results of operations, or cash flows.

  In June 2001, FASB approved for issuance SFAS No. 143, "Asset Retirement Obligations" ("SFAS No. 143"). SFAS No. 143 establishes accounting requirements for asset retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability, and (5) financial statement disclosure. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on our financial position, results of operations, or cash flows.

  SFAS No. 145, issued in July 2002, amended various prior pronouncements and has no effect on our financial statements.

  SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued in October 2002 and establishes revised accounting rules for recording a liability for costs associated with an exit or disposal activity when such liability has occurred rather than when a company has committed itself to the exit or disposal activity. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002 and is not expected to have an effect on our financial position or results of operations given our current operating activities.

  SFAS No. 147, "Acquisitions of Certain Financial Institutions," was issued in December 2002 and is not expected to apply to our current or planned activities.

  Critical Accounting Policies.

  We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout "Management's Discussion and Analysis of Financial Condition and Results of Operations" where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements appearing elsewhere in this prospectus.

  STOCK-BASED COMPENSATION: We issue common stock options to outside consultants and employees. The valuation of the expense associated with the issuance of common stock options to non-employees that are at exercise prices below the fair market value of our common stock is done in accordance with FASB No. 123 and the associated Black-Scholes valuation model. The valuation of the options issued to employees is in accordance with APB No. 25.

  REVENUE RECOGNITION: We recognize revenue as services to our client companies are rendered and billed. Revenues are earned as consulting services are delivered and we are under no further obligations to provide additional efforts or services to earn those revenues already recognized. We have recognized revenue in the twelve-month period ended December 31, 2002 that was related to earning stock purchase warrants exercisable at $0.01 per share in one of our clients. This revenue has been earned as all services have been provided and the valuation of the revenue recognized was done in accordance with the Black-Scholes valuation model. We believe that our investment is carried at fair value; however, this was a non-cash transaction and there can be no assurances the ultimate cash flow will approximate the fair value recorded on the day the revenue was earned.



  BUSINESS

  MentorCap was incorporated in March 2000 under the laws of Delaware. Since inception, our business activities have included market research, hiring of staff, marketing and providing services to client companies and inventors and establishing the subsidiary corporations described below. Our operations have been funded through fees received for services rendered to our clients, and through our sales of securities, including private placements of our common stock in 2000 and 2001 and our public offerings of common stock and warrants during the second half of 2001 and from February 2002 to date.

Synopsis

  Our principal business is to seek out companies and inventors who have developed proprietary, breakthrough technology that we believe can be developed into unique, patent-protected consumer products with broad appeal that can be mass-marketed direct-to-the-consumer through third party catalogers and mass retailers. To date, we have previewed over 1,500 companies and inventors with over 2,000 products.

  We provide selected client companies and inventors with product development, management, marketing and capital raising services, as needed, in exchange for consulting fees and stock in the client company. Under special circumstances, where we locate a product or technology that we believe has the potential to create an entirely new product category with mass consumer appeal, we will waive our fees and provide incentives to companies or inventors in exchange for securing certain exclusive product development, manufacturing and marketing rights. In such instances, MentorCap will typically form a subsidiary corporation to bring these products or technologies to the consumer market. To date, MentorCap has formed two such subsidiaries: AeroGrow International, Inc. and Voice Powered Products, Inc.

Product Development, Marketing, Management and Fundraising Services

  Entrepreneurs, inventors and small companies developing new technology or launching new products often lack the variety of skills and management experience necessary to build a successful consumer products company. They often do not have the breadth, depth, skills and experience needed to:

  * Translate and adapt new technology into easy-to-use, attractive, cost effective consumer products;
  * Raise the money needed for product design, development, manufacturing and marketing their products nationally and/or internationally; and
  * Market the products through a variety of distribution channels including direct-to-the-consumer, catalog, retail and the Web.

  Through a variety of marketing methods we seek out companies and inventors with unique and proprietary technologies or products that we believe have exceptional mass market potential for the consumer marketplace; and with the addition of funding, competent management and marketing expertise, have the potential to become profitable national and/or international companies.

  Once we have identified those prospective clients who have met our criteria, we conduct our due diligence and interview the inventor or the company's management as well as relevant experts in order to understand the potential of their technology or their product. We will conduct SWOT (strengths, weaknesses, opportunities and threats) analysis of the technology or products, their cost to develop and manufacture, the potential sales price and profit margins, the potential market size, the probable distribution channels, the competition, time to market, and current and future capital requirements.


  For companies or inventors whose products or technologies meet our stringent requirements, we seek to enter into consulting, partnership or joint development agreements in exchange for a combination of consulting fees and stock in the client companies. Under special circumstances where we locate a product or technology that we believe has the potential to create a new product category with mass consumer appeal, we may choose to waive our fees in exchange for exclusive worldwide product development, manufacturing and marketing rights. MentorCap then forms a subsidiary to bring these products or technologies to the consumer market.

  As consultants or business developers, we may assist in the in the research, design, prototyping and manufacturing of selected consumer products. We may assist in the development and implementation of a comprehensive marketing strategy for the products, utilizing national public relations, direct-to-the-consumer marketing, catalogers, and mass retail distributors. At times we may act as interim management for our client companies. In addition, we will offer capital raising services as needed for companies or inventors to assist in all aspects of bringing their technologies or products successfully to market, including product development marketing, manufacturing, staffing, inventory, etc.

Investment Banking Services

  On September 6, 2001, MentorCap established a wholly-owned corporate subsidiary, MCAP Investment Banking Services, Inc., or MCAP, under the laws of Delaware, in expectation of obtaining a broker/dealer license through the SEC
and membership in the NASD.   On March 14, 2002, the NASD approved MCAP's
broker-dealer license, enabling it to provide private placement and direct public offering underwritings as part of the suite of services offered to client companies. MCAP intends to specialize in small issue initial public offerings from $1 to $5 million dollars. MCAP intends to focus on funding companies that offer revolutionary and patented consumer products that the Company believes have mass appeal and sizeable national and international sales potential.

Clients and new Subsidiaries

  JOMY Safety Products, Inc.

  JOMY Safety Products, Inc., is an established, 10-year-old, Boulder-based manufacturer of exclusive, patent-protected emergency rescue systems and consumer products.

  We assisted in the preparation and filing of JOMY's initial public offering and helped in the development and implementation of a direct marketing campaign to help generate interest in JOMY's IPO. JOMY's offering was oversubscribed, raising $1.3 million dollars. Since receiving funding, JOMY's 2002 sales increased 24% over 2001 sales. In exchange for its services, MentorCap received cash fees and warrants to purchase up to 375,000 shares of JOMY common stock at $0.01 per share.

  AeroGrow International, Inc.

  On June 25, 2002, MentorCap executed an exclusive product development and marketing agreement with AgriHouse, Inc. The terms of this agreement grant MentorCap the rights for the design, development, manufacture and worldwide marketing of a variety of aeroponic growing products for the consumer and commercial marketplace. The initial product we intend to develop is a consumer-based aeroponic unit, which we believe to be the world's first aeroponic kitchen crop appliance, named the AeroGrow Kitchen Garden.

  MentorCap formed a subsidiary corporation, AeroGrow International, Inc., or AeroGrow, on July 2, 2002 for the purpose of developing and marketing a variety of specialized consumer aeroponic units, accessories, seeds, nutrient capsules and other related products.

  Aeroponics evolved from hydroponics, a highly successful growing method where plant roots are suspended and grown in water instead of soil. With aeroponics, plant roots are grown in air. Plant roots are suspended in an enclosed, oxygen rich growing chamber and misted and irrigated every 30 minutes with a nutrient rich, organic solution. In this near perfect growing environment, vegetables and herbs often grow larger, healthier and faster than soil based plants, without the use of pesticides.


  The AeroGrow Kitchen Garden, using our proprietary, patent-pending aeroponic technology, is intended to provide consumers a low cost, easy-to-use, kitchen crop appliance for growing organic vegetables, herbs plants and flowers indoors and dirt-free, all year round. AeroGrow expects to retail this product direct to the consumer for under $100 and wholesale to mass-market catalogers and retailers for under $60.

  AeroGrow also intends to develop a variety of additional models for various market segments, including a solar-powered, outdoor, high-output model, retailing for under $400, four lower-cost, compact, specialty models packaged and targeted for high-volume niche markets, retailing for under $50:

  * The AeroGrow Herb Garden;
  * The AeroGrow Magic Garden for children;
  * The AeroGrow Aromatic Garden for offices and retail stores; and
  * The AeroGrow Cat Cafe for growing organic catnip and cat grass.

  In addition, AeroGrow intends to generate recurring revenues through the ongoing sale of accessories, including grow light fixtures and bulbs, seeds, nutrient capsules and monthly subscriptions to the AeroGrow Kitchen Gourmet and Garden Club.

  The AeroGrow website, at http://www.aerogrow.com, which explains and demonstrates the technology.

  MentorCap has filed a utility patent for the AeroGrow Kitchen Garden (Patent Pending No. 10-253-505). Our patent counsel believe that MentorCap's proposed aeroponic growing apparatus utility patent does not infringe on existing patents, offers a novel apparatus and method for aeroponic crop production, and is patentable based upon prior art.

  We believe that the AeroGrow Kitchen Garden has the potential to appeal to a variety of markets including:

  * The kitchen product/housewares market;
  * The home gardening market;
  * The health-conscious/weight-conscious/organic foods market;
  * The gourmet cook/home chef market; and
  * The gift market.

  AeroGrow plans to launch its initial marketing efforts with a multi-national, US and Canadian Public Relations and direct response marketing campaign that will include direct mail, radio, TV, and an infomercial, followed by distribution through catalogers and retail outlets

  Voice Powered Products, Inc.

  On July 19, 2002, MentorCap entered into an exclusive product development and marketing agreement with Voice Powered Technologies, LLC, or VPT. VPT has the worldwide manufacturing and marketing rights to a hand-held, patented voice recognition technology for a product called the Voice Organizer IQ.

  This agreement grants MentorCap the right to use the existing patented voice recognition algorithms as a core engine for use in the development of a proposed, unique, hand held, voice powered scheduler/organizer that intends to utilize a new generation of voice recognition and voice to text technology. The agreement grants MentorCap the exclusive worldwide direct marketing rights for the new, proposed voice organizer.


  The proposed, hand-held Voice Organizer IQ will easily and automatically keeps users aware of their schedules, deadlines and appointments. The user simply speaks a message with the time and date to be reminded and the "voice organizer" will play the message back on the exact time and day requested.

  In addition, the proposed unit will use the latest, low cost voice to text software to allow users to dictate up to four hours in their Voice Organizer IQ, link to their computers, and have their dictation transcribed into a standard Microsoft Word document. Using this same voice to text software, users can also interface with their Microsoft Outlook scheduling, calendar and task management system, downloading and uploading their schedules and tasks between their desktop computer and the Voice Organizer IQ.

  The original Voice Organizer IQ was developed by Voice Powered Technology, Inc., a California based corporation founded in 1989 by MentorCap's current CEO, Michael Bissonnette. We believe that there is a large and growing market for a simple, consumer friendly, voice controlled alternative to the palm sized organizers such as the Palm Pilot or the Pocket PC.

Fees

  We charge our clients consulting fees and/or receive a stock position in the client company based on the type and extent of services provided. Fees will be charged on an hourly or a flat-rate basis and may be payable in the form of cash, stock, and/or warrants to purchase stock in our client companies or a combination of the foregoing.

  Under special circumstances where we locate a product or technology that we believe has the potential to create a new product category with mass consumer appeal, we may choose to waive our fees in exchange for exclusive worldwide product development, manufacturing and marketing rights. MentorCap then forms a subsidiary corporation to bring these products or technologies to the consumer market.

Marketing Strategy

  We market our specialized consulting services through three primary methods: direct response advertising, including AM news and business news radio, direct mail, and through our attendance and participation at entrepreneurial and venture forums, conferences and seminars. Our target market consists of companies and inventors with unique and proprietary technologies or products that we believe have exceptional mass market potential for the consumer marketplace; and with the addition of funding, competent management and marketing expertise, have the potential to become a profitable national and/or international company.

  We have developed a multi-pronged marketing strategy that we believe will continue to generate interest from companies that meet our criteria, and which includes the following marketing methods:

  * Continue to run ads promoting our services nationally on news radio, various business newspapers, as well as testing ads on cable television business programs such as Bloomberg's Reports and CNBC's Squawk Box.
  * Continue to attend conferences, seminars and trade shows held by entrepreneurial associations, venture associations and business angel groups. Whether it be in the role of exhibitor, speaker, or attendee, we expect that our company will continue to use these gatherings as occasions to promote our company and the services and solutions we can offer companies and inventors.
  * Continue to pursue free public relations through press releases, print articles, interviews and other public appearances that we believe will generate local and national interest in our company's business model and services.
  * Continue to use the World Wide Web as a tool to promote our business and attract potential clients.


Future Growth Strategy

  It is our intention to expand our product development, marketing, management and capital raising services to other major metropolitan areas in the United States. The time frame and extent to which we accomplish this will depend on the amount raised in this offering.

  Under special circumstances, we may form new companies or enter into partnering or joint venture agreements with companies whose products or technologies lend themselves to our direct marketing strategies, as we did with AeroGrow and Voice Powered Products. We continually evaluate and discuss potential acquisitions, investments and strategic alliances; however, other than those mentioned in this document, we have no other present commitments or agreements with respect to any of the foregoing. To date, MentorCap has evaluated more than 2,000 products from 1,500 companies in its search for companies and inventors with products or technologies that meet our selection criteria.

  We paid attorneys' fees of $5,000 in 2002 and $39,700 in 2001 to Kranitz & Philipp. Richard A. Kranitz, a senior partner in the firm of Kranitz & Philipp, is a director of MentorCap.

Competition

  We compete in a rapidly changing marketplace that is intensely competitive, and our ability to compete effectively depends on many factors. Our business model blends product development, marketing and finance, and as a result, we will have potential competitors in each of these areas, and there is no assurance that we will be successful in achieving our objectives.

  Many of our existing and potential competitors have extensive operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than MentorCap. This may allow them to devote greater resources to the development and promotion of their services than MentorCap can bring to bear with respect to its business. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

  New market entrants also pose a competitive threat to our business. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

Legal Proceedings

  Neither our company nor any of our officers or directors is, or has ever been, a party to any legal proceeding material to our company or our business.

Personnel and Facilities

  We currently employ four full-time employees and six part-time employees and consultants on an as needed basis. We believe that our relations with our employees are good. We intend to perform most of our functions through our own personnel, but we expect to purchase some services from other professionals and experts, such as attorneys, accountants and tax planning personnel.

  We operate our business from 2,000 square feet of office space located in Boulder, Colorado, which we rent from an unaffiliated party under a lease agreement that expires September 1, 2003. The space is adequate and sufficient for our current and reasonably foreseeable operations. Upon the expiration of our current lease, we expect that we will be able to obtain either a renewal lease, if desired, or a new lease at an equivalent or better location.



                                   MANAGEMENT


Directors and Officers

  The following table shows the names and ages of our directors and officers and the positions they hold with our company.

      Name          Age           Position(s)
  ----        ---       ----------
Michael Bissonnette       54    Chief Executive Officer, President and Director
Jerry L. Gutterman        60    Chief Financial Officer, Treasurer, Secretary
                                  and Director
John K. Thompson          41    Vice President
Richard A. Kranitz        58    Director

  Michael Bissonnette has been the President, Treasurer and a director of MentorCap since founding our company in March 2000. From 1994 to 2000, Mr. Bissonnette was self-employed as a private investor, having retired in 1993 from Voice Powered Technology International, a company which he founded in 1989 and which developed and manufactured advanced, low-cost voice powered recognition technology and related equipment for consumer products such as VCRs; he was the President and a director of Voice Powered Technology International from 1989 to 1993. From 1977 to 1989, Mr. Bissonnette was the President and a director of Knight Protective Industries, Inc., a home security business which he founded in 1977.

  Jerry L. Gutterman has been Chief Financial Officer of MentorCap since November 2001 and its Treasurer since January 2002. He became Secretary and a director in August, 2002. From 1995 until his engagement with the company, Mr. Gutterman was a principal of J.L. Gutterman and Associates, a Santa Barbara, California-based financial and general management consulting practice focusing on small to medium sized companies. Mr. Gutterman served as the Chief Financial Officer and a Director of Voice Powered Technology from 1990 to 1994, where he was responsible for all of the company's financial, accounting and regulatory (both SEC and NASD) reporting. Mr. Gutterman also served as General Manager and Chief Financial Officer for Knight Protective Industries from 1987 to 1989, after which he was elected to the post of President and CEO of the Company, from 1989 to 1990. Mr. Gutterman has more than 30 years of accounting experience as well as extensive experience in senior management of public and private companies.

  John K. Thompson has been a Vice President of MentorCap since March
2001. From 1990 to 1999, Mr. Thompson held senior management positions at CareerTrack, an $80 million training company built upon the innovative use of direct mail and telesales. At the time of his departure from CareerTrack in 1999, he was Sales and Marketing Manager. From 1999 to 2000, Mr. Thompson was the Director of Marketing at Productivity Point International (PPI), a $150 million computer training company. From 2000 until joining MentorCap in 2001, Mr. Thompson was President of Innovative Marketing Solutions, a marketing consulting agency which he owned.


  Richard A. Kranitz has been a director of MentorCap since our inception in March 2000. From 1984 to the present, he has been a senior partner in the law firm of Kranitz & Philipp, specializing in securities, banking and business law. Mr. Kranitz is a director of the Grafton State Bank.

  All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board.

  See "Principal Stockholders" for information concerning ownership of our common stock by our directors and officers.

Management Compensation

  Directors. Our directors are not compensated for acting as directors, nor are they reimbursed for expenses related to their service as directors.

  Summary Compensation Table. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to Mentor Capital in all capacities during the fiscal years ended December 31, 2002 and 2001. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this prospectus as "named executive officers". Because no executive officer of our company was paid more than $100,000 for our fiscal year, which ended December 31, 2002, only compensation paid by us to our Chief Executive Officer is included in the table.

                                    Annual Compensation   All Other
                                    -------------------
  Name and Principal Positions    Year   Salary($)  Bonus($)     Compensation($)
              ----   ---------  --------     ---------------
Michael Bissonnette             2002   100,000 (2)     -            5,800
  Chief Executive Officer,
  President                       2001   150,000         -                -
  and Director (1)

  (1) Mr. Bissonnette served as Treasurer for the year ended December 31, 2001, after which he was succeeded by Jerry L. Gutterman. See "Management - Directors and Officers."
  (2) Payment of $50,000 of Mr. Bissonnette's $150,000 salary was deferred until 2003.

  Option Grants in the Last Fiscal Year. No options were granted to our Chief Executive Officer, our only named executive officer, for the year ended December 31, 2002.

  Option Exercises in 2002 and Aggregate Option Values at December 31, 2002. No options were exercised by our Chief Executive Officer, our only named executive officer, during fiscal 2002. At December 31, 2002, no unexercised options were held by our Chief Executive Officer.

Limitation of Liability and Indemnification

  Our bylaws provide for the elimination, to the fullest extent permissible under Delaware law, of the liability of our directors to us for monetary damages. This limitation of liability does not affect the availability of equitable remedies such as injunctive relief. Our bylaws also provide that we shall indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from certain specified misconduct. We are required to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Delaware law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.


                                 ADVISORY BOARD

  MentorCap has organized an Advisory Board of key individuals with experience in corporate finance, entrepreneurship, securities law, and business accounting. We will draw on the expertise of the advisory board, as needed, to provide our clients with additional management, marketing and financial consulting services.

  Current members of the Advisory Board are:

  * Michael Bissonnette: Mr. Bissonnette is the President and founder of MentorCap.

  * Richard Furber: Mr. Furber is a former President of Dean Witter International and Managing Director of Lehman Brothers. While at Lehman, Mr. Furber had a key role in the evaluation of scores of companies seeking underwriting services from Lehman Brothers. He had significant involvement in every aspect of the public offering process of hundreds of high growth companies underwritten by Lehman Brothers. Currently, Mr. Furber is the CEO and founder of MediMerge Group LLC and sits on the boards of Intelidyne, Inc., Encap, Inc., and Advanced Health Technologies;

  * Richard A. Kranitz: Mr. Kranitz is an attorney concentrating in securities regulation, corporate finance, and business planning. In his more than 30 years of practice, Mr. Kranitz has formed more than 100 new businesses and served as an officer and/or director of over 30 of those businesses. He currently serves as a director of MentorCap.

  * Bradley J. Fehn, CPA: Mr. Fehn is a former senior auditor with KPMG Peat Marwick. He is the Director of Finance for isherpa.com, one of the largest incubators in the State of Colorado, and has considerable expertise in the creation and execution of complex financial modeling for new businesses, as well as valuation analysis and strategic partner planning and agreement negotiation.

  Upon the sale of the minimum offering, members of the Advisory Board will be compensated on a quarterly basis with a cash fee of $2,500 and 2,500 shares of our common stock.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


  Certain Transactions

  At the inception of MentorCap, our president, Michael Bissonnette, sold certain assets to us, consisting primarily of furniture, computers and software, for the aggregate price of $55,000. Such amount was recorded at the historical basis of such assets, which approximates fair value. The transaction was disclosed and approved in accordance with the procedures described below under "Certain Relationships and Related Transactions - Conflicts of Interest."

  On July 2, 2002, we incorporated AeroGrow International, Inc., or
AeroGrow, as described above under "Business." We received 6 million shares of AeroGrow common stock for investing $6,000 in cash, providing a $300,000 credit line, and turning over an exclusive product development and marketing agreement it negotiated with AgriHouse, Inc. On October 15, 2002, our principal shareholder and chief executive officer, Michael Bissonnette, exchanged 1 million of his outstanding shares of MentorCap for 3 million common shares of AeroGrow. The 1 million shares of MentorCap held by AeroGrow have been treated as treasury stock in our consolidated financial statements and excluded from the total number of common shares outstanding. In December 2002, AeroGrow raised $190,000 through the sale of 1.9 million common shares to private investors at a price of $0.10 per share. Also, in December 2002, AeroGrow issued 135,000 shares to several consultants and employees who have assisted with AeroGrow's research and development activities to date, and 15,000 shares as compensation to its three directors. AeroGrow recorded these shares as compensation expense at a fair value of $36,000. As of the amended date of this prospectus, we own 54.4%of AeroGrow. Since all of the minority shares were issued at values greater than the subsidiary's relatively nominal net book value per share, the minority issuances have been recorded as additional paid-in capital of the consolidated company.

  We paid attorneys' fees of $5,000 in 2002 and $39,700 in 2001 to Kranitz & Philipp. Richard A. Kranitz, a senior partner in the firm of Kranitz & Philipp, is a director of MentorCap.

  Conflicts of Interest

  Certain potential conflicts of interest are inherent in the relationships between our affiliates and us.

  From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of MentorCap and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities. Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of MentorCap and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties. For example, see the discussion above concerning AeroGrow and the investment of our President, Michael Bissonnette, in that company. The transaction was disclosed and approved in accordance with the procedures described in the following paragraph.

  With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to MentorCap at the time it is authorized or approved by our directors.



                            PRINCIPAL STOCKHOLDERS

  The following table sets forth as of December 31, 2002, and as adjusted to reflect the sale of the minimum offering of 25,000 units, containing 50,000 shares of common stock, certain information with respect to the beneficial ownership of our common stock by:

  * each person known by us to beneficially own more than 5% of our common stock;
  * each of our directors;
  * our sole named executive officer; and
  * all of our directors and executive officers as a group.

  We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have full voting and dispositive power with respect to such shares.

                       Shares beneficially owned       Shares beneficially owned
                        as of December 31, 2002        after minimum offering(1)
           -------------------------       --------------------------
Name and Address of
Beneficial Owner            Number     Percent              Number    Percent
            ------     -------              ------    -------
W. Michael Bissonnette     6,572,250    40.3%             6,572,250     40.2%
4940 Pearl East Circle
Boulder, Colorado 80301

Jerry L. Gutterman             7,850    <0.1%                 7,850     <0.1%
4940 Pearl East Circle
Boulder, Colorado 80301

Richard A. Kranitz           130,000     0.8%               130,000      0.8%
1238 Twelfth Avenue
Grafton, Wisconsin 53024

Diane Paoli                1,250,000     7.7%             1,250,000      7.6%
202 State Street A
Santa Barbara, California
All directors and executive
  officers as a group
  (4 persons)          6,852,626    42.1%             6,852,626     41.9%


  (1) We cannot guarantee that all or any part of the common stock offered in excess of the minimum offering of 25,000 units, containing 50,000 shares of common stock, will be sold. See "Risk Factors" and "Plan of Distribution" for information concerning the terms of this offering. If the number of shares of common stock sold in the offering, as arbitrarily selected by us for purposes of illustration only, is assumed to be 200,000 shares, 450,000 shares, 700,000 shares or 1,000,000 shares, ownership percentages would be as follows:

                   Assumed number of shares of common stock sold in the offering

                                           200,000  450,000  700,000  1,000,000
                                            Shares   Shares   Shares     Shares
               -------  -------  -------  ---------
  W. Michael Bissonnette                     39.8%    39.3%    38.7%      38.0%
  Jerry L. Gutterman                         <0.1%    <0.1%    <0.1%      <0.1%
  Richard A. Kranitz                          0.8%     0.8%     0.8%       0.8%
  Diane Paoli                                 7.6%     7.5%     7.4%       7.2%
  Directors and executive officers
    as a group                             41.5%    40.9%    40.3%      39.6%



                            DESCRIPTION OF SECURITIES

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2002, 16,293,412 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

  Our board of directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of MentorCap without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Warrants

  General. The two warrants to purchase common stock which are components of the units offered by this prospectus are exercisable in whole at any time or in part from time to time (provided that at least 100 shares, or an integral multiple thereof, must be purchased upon each such partial exercise), at the prices, respectively, of $1.50 and $2.00 per share of common stock purchased.

  The warrants will be exercisable, in whole or in part, on or prior to December 31, 2006, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. Thereafter, each warrant will expire and become void and of no value.

  Registration and Transfer. Warrants may not be transferred or exercised unless (1) such warrants and the shares of common stock issuable upon the exercise thereof are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration, or (2) such transfer or exercise (and the issuance of common stock pursuant to such exercise) is exempt from registration under such Act and such laws. MentorCap has undertaken to use its best efforts to register the warrants and the common stock issuable upon the exercise thereof, and/or the transactions pursuant to which such securities are transferred or issued, under the Securities Act of 1933 and the securities laws of the jurisdictions in which units are sold. The warrants will be registered at the office of Grafton State Bank, Grafton, Wisconsin, the warrant agent, and are transferable only at such office by the registered warrant holder (or duly authorized attorney) upon surrender of the warrant certificate, with the form of "Assignment" appearing on the certificate completed and executed. No transfer of warrants shall be registered unless the warrant agent is satisfied that such transfer will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.



  Exercise of Warrants. In order to exercise a warrant, the warrant certificate must be surrendered at the office of the warrant agent in Grafton, Wisconsin prior to the expiration of the warrant exercise period described above, with the form of "Subscription" appearing on the certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Payment shall be by certified funds or cashier's check payable to "Grafton State Bank, Warrant Agent." In the case of partial exercise, the warrant agent will issue a new warrant certificate to the exercising warrant holder, or assigns, evidencing the warrants which remain unexercised. In its discretion, the warrant agent may designate a location other than its office in Grafton, Wisconsin for surrender of warrants in the case of transfer or exercise.

  Redemption. Commencing January 5, 2002, and at any time thereafter until and including, but not after, the expiration of the warrant exercise period described above, MentorCap may, at its option, redeem all of the warrants at any time or some of them from time to time, upon payment of $0.01 per warrant to the warrant holder, provided that the closing bid or sale price of the common stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds $5.00 per share for 20 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.

  In case less than all of the warrants at the time outstanding are to be redeemed, the warrants to be redeemed shall be selected by us by lot. Notices of such redemption will be mailed at least 15 days prior to the redemption date to each holder of warrants to be redeemed at the registered address of such holder.

  Adjustments; Rights of Holders. The exercise price and number of shares of common stock to be received upon the exercise of warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or the recapitalization of the Company. In the event of the liquidation, dissolution or winding up of MentorCap, the holders of warrants will not be entitled to participate in the distribution of our assets. Holders of warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the warrants, and no dividends will be declared or paid on the warrants.

  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of warrant appearing elsewhere in this prospectus. See Exhibit B.

Limitation of Director Liability

  Section 180.0828 of the Delaware General Corporation Law, or DGCL, provides that our directors can be held personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and willful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted MentorCap and its shareholders.

Indemnification

  Under our Certificate of Incorporation and the DGCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (1) if the officer or director is successful in the defense of an action brought against him or her and (2) if the officer or director is not successful in the defense of an action brought against him or her, unless, in the latter case only, it is determined that the director or officer breached or failed to perform his or her duties to MentorCap and such breach or failure constituted: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Our bylaws provide for the indemnification of our directors and officers by us to the fullest extent permitted by Delaware law.



Anti-Takeover Provisions

  Delaware Law. Upon the effectiveness of this offering, we expect to become subject to Section 203 of the DGCL, which regulates corporate acquisitions, prevents certain public Delaware corporations from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder becomes an interested stockholder. For purposes of Section 203 of the DGCL, a "business combination" includes, among other things, a merger or consolidation involving MentorCap and the interested stockholder and the sale of more than 10% of our assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of MentorCap and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not "opted out" of the provisions of DGCL Section 203.

  Number of Directors; Removal; Vacancies. Our bylaws currently provide that we may have up to seven directors. The authorized number of directors may be changed by amendment of the bylaws. The bylaws also provide that our board of directors shall have the exclusive right to fill vacancies on the board, including vacancies created by expansion of the board or removal of a director, and that any director elected to fill a vacancy shall serve until the next annual meeting of our shareholders. The bylaws further provide that directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of directors. This provision, in conjunction with the provisions of the bylaws authorizing the board to fill vacant directorships, could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

  Amendments to the Certificate of Incorporation. The DGCL provides authority to MentorCap to amend its certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate or to delete a provision that is not required to be included in such certificate. Our board of directors may propose one or more amendments to our certificate of incorporation for submission to a shareholder vote. The board may condition its submission of the proposed amendment on any basis it chooses if it notifies each shareholder, whether or not entitled to vote, of the meeting at which the proposed amendment will be voted upon.

  Anti-Takeover Consequences. Certain provisions of our certificate of incorporation and bylaws may have significant anti-takeover affects, including the inability of our shareholders to remove directors without cause, and the ability of the remaining directors to fill vacancies.

Transfer Agent and Registrar

  We are currently the transfer agent and registrar for our common stock. Grafton State Bank, the warrant agent, is the transfer agent and registrar for our warrants.


                         SHARES ELIGIBLE FOR FUTURE SALE


  Prior to this offering, there has been no public market for our common stock, and sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities. See "Risk Factors" for additional information concerning the potential adverse impact of such sales on your investment in our common stock.

Registration of Outstanding Shares

  Immediately upon the termination of this offering, we intend to file another registration statement with the SEC to register up to 2,500,000 of the currently outstanding 15,273,112 "restricted shares" (as defined below) of our common stock under the Securities Act of 1933. Pursuant to such registration, the holders of such shares will be entitled to sell their common stock at various times as follows:

  * on the OTC Bulletin Board (or any stock exchange on which the shares may be listed); in the over-the-counter market;

  * in negotiated transactions other than on such exchange;

  * by pledge to secure debts and other obligations;

  * in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

  * in a combination of any of the foregoing transactions.

Sales of Restricted Shares

  Whether or not we successfully register up to 2,500,000 shares of our common stock outstanding as of the date of this prospectus (350,000 of which will be shares held by our officers and directors), as described above, or the period of time for which any such registration remains effective, 17,541,612 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold.

  All of the shares sold in this offering or previously in our initial public offering during 2001 (up to 1,585,400) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may only be sold in compliance with the provisions of Rule 144, as described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

  16,293,412 shares of our common stock are outstanding as of the amended date of this prospectus. 6,852,626 of such shares which are held by our affiliates are considered "restricted securities" as that term is defined in Rule 144. These restricted shares of common stock:

  * may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration; and

  * are subject to lock-up agreements, pursuant to which our officers and directors, as well as investors who have acquired our common stock in private transactions, have agreed to limit any sales or other transfers of our common stock.



  In the case of our officers and directors, these lock-up agreements provide that such persons may not sell, transfer or otherwise dispose of, directly or indirectly, any shares of common stock, or any securities convertible or exchangeable for shares of common stock, until January 1, 2004. Transfers by such persons are further restricted by the provisions of Rule 144 under the Securities Act of 1933, described below. In the case of purchasers in our private placements and other holders of shares of common stock considered to be restricted securities, lock-up agreements provide that, commencing twelve months following the completion of this offering, such persons may sell, transfer or otherwise dispose of, directly or indirectly, up to 50% of the shares of common stock, or any securities convertible or exchangeable for shares of common stock, held by them as of the amended date of this prospectus; the balance of the restricted shares held by such persons may be transferred commencing twenty-four months following the termination of this offering.
Except for restrictions provided by the lock-up agreements described above, all of the 15,273,112 restricted shares became eligible for sale in the public market prior to December 31, 2002, and 24,200 shares held by our affiliates will become eligible for sale prior to December 31, 2003, under Rule 144,

Stock Options and Warrants

  As of the amended date of this prospectus, 441,473 shares of our common stock are subject to outstanding options. 124,421 of such options are exercisable for a period of five years, commencing January 5, 2002; 40,000 are exercisable for a period of five years, commencing July 5, 2002; and 277,052 are exercisable for five years, commencing six months following the termination of this offering. 46,176 of such options are held by our affiliates, and 395,297 are held by non-affiliates. Shares of common stock acquired upon the exercise of these options will be restricted securities and may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration, including pursuant to Rule 144.

  Up to 1,292,700 shares of common stock may be issued upon the exercise of warrants sold in this offering or in our initial public offering in 2001. These warrants are exercisable until December 31, 2006, provided that the common stock issuable upon the exercise of any such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933 and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. All such shares are included in the registration statement relating to this offering and, provided such registration statement is effective at the time of sale, will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by our affiliates which generally may only be sold in compliance with Rule 144. If such registration statement is not effective at the time of sale, non-affiliates generally must comply with Rule 144 in order to make public sales.

Rule 144

  In general, under Securities Act Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  * 1% of the then outstanding shares of common stock, or approximately 175,416 shares immediately after this offering, assuming the entire offering is sold, or

  * the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one and two year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.


  PLAN OF DISTRIBUTION

  As of the date of this prospectus, we anticipate selling all of the units offered by this prospectus exclusively through our officers and directors, without the assistance of brokers, dealers, and finders. Our officers and directors will participate in the distribution of the offering in reliance upon the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934.

  We may in the future, in our sole discretion, elect to engage certain brokers, dealers and finders to assist in the marketing and distribution of this offering. Such brokers, dealers, and finders will be compensated, in accordance with all state and federal securities laws, with cash, securities of the issuer, or both. If we choose to employ a broker-dealer for the purpose of selling the units offered by this prospectus, we will amend our registration statement to identify a selected broker-dealer at such time as such broker-dealer sells 5% or more of the offering. Prior to the participation of any broker-dealer in the distribution of this offering, it will be required to obtain a no objection position from the NASD regarding the proposed underwriting compensation and arrangements.

  This is a best-efforts, minimum-maximum offering. We were required to sell the minimum offering of 25,000 units or no units would have been sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities in excess of the 25,000-unit minimum offering, but will use our best efforts to sell all of the 500,000 units offered.

  Unless collected funds sufficient to purchase at least the minimum offering of 25,000 units had been received from accepted subscribers within 210 days from the initial date of this prospectus, all purchase payments would have been returned in full to subscribers, without interest or deduction. The minimum offering was sold within the foregoing period, and, accordingly, the offering may continue until 500,000 units are sold or June 30, 2004, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

  Pending disbursement, subscription proceeds will be deposited in a segregated account and invested in short-term, investment-grade, interest-bearing securities.

  To purchase units, a prospective investor must (1) complete and sign a subscription agreement, in the form attached to this prospectus as Exhibit A, and any other documents that we may require and (2) deliver such documents to us, together with payment in an amount equal to the full purchase price the shares of common stock being purchased. Checks should be made payable to "Mentor Capital Consultants, Inc. Escrow Account." We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction. No subscription may be withdrawn, revoked or terminated by the purchaser. We reserve the right to refuse to sell units to any person at any time.

  Our officers and directors, as well as investors who have acquired our common stock in private transactions, have agreed to limit sales and other transfers of our common stock as described above under "Shares Eligible for Future Sale."

  We wholly own MCAP Investment Banking Services, Inc., a broker-dealer and member of the NASD. Because we are affiliated with a member of the NASD, this offering is subject to the provisions the NASD Conduct Rule 2720, relating to sales by an NASD member of it's own securities or those of an affiliate. However, the units offered by this prospectus are being sold by Mentor Capital only; no broker dealer, including MCAP Investment Banking Services Inc., is participating in the distribution of the offering. Accordingly, under the foregoing circumstances, we have not engaged and are not required to engage a qualified independent underwriter, and no NASD member has assumed the responsibility of acting as a qualified independent underwriter in connection with the pricing of this offering or the conduct of a due diligence examination in connection therewith.


Bonus Units

  Each subscriber who purchases at least 12,500 units will receive, at no additional cost, additional units in an amount equal to 20% of the units subscribed for. For example an investor purchasing 12,500 units for $25,000 will receive 2,500 additional bonus units, containing 5,000 shares of common stock and warrants to purchase 5,000 shares, at no additional cost. No fractional units will be issued.

Determination of Offering Price

  Prior to this offering, there has been no public market for our securities. The offering price of the units and the warrant exercise prices have been arbitrarily determined by us and are not necessarily related to our asset value, net worth, results of operations or other established criteria of value. The factors considered in determining the offering price include the history of and the prospects for MentorCap and the industry in which we operate, our operating results (which are extremely limited) and the trends of such results, our financial condition, the experience of our management, the recent market price of publicly-traded stock of comparable companies and the general condition of the securities markets at the time of this offering.

  LEGAL MATTERS

  The validity of the shares of common stock offered through this prospectus will be passed upon for us by Kranitz & Philipp, Milwaukee, Wisconsin. Richard A. Kranitz, a director of our company, is a partner in the firm of Kranitz & Philipp.

  EXPERTS

  Gordon, Hughes & Banks, LLP, Greenwood Village, Colorado, independent certified public accountants, have audited our consolidated financial statements as of December 31, 2002 and 2001, and for each of the two years then ended, respectively, and for the cumulative period from March 13, 2000 (inception) through December 31, 2002, as set forth in their report. We have included our consolidated financial statements in this prospectus in reliance upon the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting.

  On December 20, 2001, we engaged Gordon, Hughes & Banks, LLP as our principal independent public accountants and auditors upon the resignation of the firm of Van Dorn & Bossi. No report issued at any time by Van Dorn & Bossi on the financial statements of MentorCap or its subsidiaries has contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements with Van Dorn & Bossi, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Van Dorn & Bossi, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

  The change in accountants described above was approved by our board of directors.

  WHERE YOU CAN FIND ADDITIONAL INFORMATION

  We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

  Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

  The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

  * Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

  * 233 Broadway, New York, New York 10279; or

  * Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
    60661.

  Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

  We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file annual reports containing consolidated financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC's public reference room, and the Web site of the SEC referred to above.



                            INDEX TO FINANCIAL STATEMENTS

                                                                           Page

Independent Auditors' Report                                                F-1

Financial Statements:

  Consolidated Balance Sheets at December 31, 2002
    and December 31, 2001                                                   F-2
  Consolidated Statements of Operations for the years
    ended December 31, 2002 and 2001, and for the
    cumulative period from March 13, 2000 (Inception) to
    December 31, 2002                                                       F-3
  Consolidated Statement of Stockholders' Equity for
    the cumulative period from March 13, 2000
    (Inception) to December 31, 2002                                        F-4
  Consolidated Statements of Cash Flows for the years
    ended December 31, 2002 and 2001,and for the
    cumulative period from March 13, 2000 (Inception) to
    December 31, 2002                                                       F-5
  Notes to Financial Statements                                             F-6





                           INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Mentor Capital Consultants, Inc. (A Development Stage Enterprise)
Boulder, Colorado

We have audited the accompanying consolidated balance sheets of Mentor Capital Consultants, Inc. (A Development Stage Enterprise) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years then ended and for the cumulative period from March 13, 2000 (Inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's consolidated financial statements for the period March 13, 2000 (Inception) through December 31, 2000 were audited by other auditors whose report, dated January 10, 2001, expressed an unqualified opinion on those statements. The financial statements for the period March 13, 2000 (Inception) through December 31, 2000 reflect total revenues and net loss of $0 and ($652,379), respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mentor Capital Consultants, Inc. (A Development Stage Enterprise) as of December 31, 2002 and 2001, and the consolidated results of its operations and cash flows for each of the two years then ended and for the cumulative period March 13, 2000 (Inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                                     Gordon, Hughes & Banks, LLP

January 30, 2003
Greenwood Village, Colorado


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                          CONSOLIDATED BALANCE SHEETS

                                     December 31, 2002         December 31, 2001
                                     -------------------------------------------
ASSETS

  Current assets
    Cash (Note 1)                         $147,488                     $513,057
    Accounts receivable                          -                        5,000
    Prepaid expenses & other                 2,048                        3,636
                                     -------------------------------------------
      Total current assets                 149,536                      521,693

  Property and equipment (Note 1)
    Property and equipment                 142,810                      133,216
    Less accumulated depreciation          (54,427)                     (30,167)
                                     -------------------------------------------
      Property and equipment, net           88,383                      103,049

  Deposits                                   6,132                        3,132
  Investment (Note 2)                       93,555                            -
                                     -------------------------------------------
      Total assets                        $337,606                     $627,874
                                     ===========================================
LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities
    Accounts payable                      $111,575                      $64,605
    Accrued expenses                        15,466                       25,238
    Deferred salaries, benefits and rent    86,372                            -
                                     -------------------------------------------
      Total current liabilities            213,413                       89,843

  Stockholders' equity (Notes 4 and 7)
    Preferred stock, $.0001 par value,
      25,000,000 shares authorized,
      none issued and outstanding                -                            -
    Common stock, $.0001 par value,
      100,000,000 shares authorized,
      16,293,412 and 16,541,612 shares
      issued and outstanding at
      December 31, 2002 and 2001,
      respectively                           1,629                        1,654
    Additional paid-in capital           2,828,334                    2,290,536
    (Deficit) accumulated during the
      development stage                 (2,705,770)                  (1,754,159)
                                     -------------------------------------------
      Total stockholders' equity           124,193                      538,031
                                     -------------------------------------------
      Total liabilities and
        stockholders' equity              $337,606                     $627,874
                                     ===========================================

    See accompanying summary of accounting policies and notes to consolidated financial statements


                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                      Cumulative
                                        During
                                      Development     Year Ended     Year Ended
                                         Stage       December 31,   December 31,
                                                        2002           2001
                                        ----------------------------------------
Revenue and cost of revenue
  Consulting revenues                   $   485,550   $   412,550   $    73,000
  Cost of revenues                         (344,317)     (280,095)      (64,222)
                                        ----------------------------------------
    Gross profit                            141,233       132,455         8,778

Operating expenses
  Selling, general and
    administrative                        2,675,997       923,529     1,108,306
  Research and development                  136,665       136,665             -
  Depreciation                               54,427        24,260        20,544
                                        ----------------------------------------
    Total operating expenses              2,867,089     1,084,454     1,128,850
                                        ----------------------------------------

Income (loss) from operations            (2,725,856)     (951,999)   (1,120,072)

Other income (expense), net
  Other income                                6,200             -             -
  Interest income (expense), net             13,886           388        18,292
                                        ----------------------------------------
    Total other income (expense), net        20,086           388        18,292
                                        ----------------------------------------

Net income (loss)                       $(2,705,770)  $  (951,611)  $(1,101,780)
                                        ========================================
Net income (loss) per share, basic
  and diluted                           $     (0.18)  $     (0.06)  $     (0.07)
                                        ========================================
Weighted average number of common
  shares outstanding, basic and diluted  15,358,939    16,646,736    15,833,085
                                        ========================================

    See accompanying summary of accounting policies and notes to consolidated financial statements


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

             Period from March 13, 2000 (Inception) to December 31, 2002

                                                      Accumulated
                                                      (Deficit)
                                          Additional  During the
                         Common Stock      Paid-in    Development
                        Shares    Amount   Capital       Stage         Total
                      ----------------------------------------------------------
Issuance of common
  stock on March 13,
  2000 (Inception)    11,682,500  $1,168  $   84,695            -   $    85,863

Issuance of common
  stock for cash
  during private
  placement from
  March 13, 2000
  to December 31,
  2000 (Note 6)        3,645,000     365   1,492,760            -     1,493,125

Issuance of common
  stock for services
  provided from
  March 13, 2000 to
  December 31, 2000
  (Note 6)               178,262      18      50,798            -        50,816

Issuance of stock
  options to non-
  employees for
  services provided
  from March 13,
  2000 to December 31,
  2000 (Note 3)                -       -      20,000            -        20,000

Net (loss) for the
  period from
  March 13, 2000
  (inception) to
  December 31, 2000            -       -           -     (652,379)     (652,379)
                      ----------------------------------------------------------
Balances,
  December 31, 2000   15,505,762   1,551   1,648,253     (652,379)      997,425

Issuance of common
  stock for cash
  during private
  placement from
  January to August,
  2001 at $0.50 and
  $0.25 per share,
  net of $33,238 in
  offering costs         675,250      68     229,194            -       229,262

Issuance of common
  stock for cash
  during public
  offering from
  September to
  December, 2001 at
  $2.00 per share,
  net of $227,159 in
  offering costs         292,700      29     314,812            -       314,841

Issuance of common
  stock for services
  provided from January
  to December, 2001 at
  $0.25, $0.50 and $2.00
  per share (Note 6)      67,900       6      27,919            -        27,925

Issuance of stock
  options to non-
  employees for
  services provided
  from January, 2001
  to December, 2001
  (Note 3)                     -       -      59,408            -        59,408

Issuance of stock
  options to employees
  from January to December,
  2001 (Note 3)                -       -      10,950            -        10,950

Net (loss)                     -       -           -   (1,101,780)   (1,101,780)
                      ----------------------------------------------------------
Balances,
  December 31, 2001   16,541,612   1,654   2,290,536   (1,754,159)      538,031

Issuance of common
  stock for cash
  during public
  offering from
  February, 2002 to
  March, 2002 at
  $2.00 per share          8,000       1      15,999            -        16,000

Issuance of common
  stock for cash
  during public
  offering from
  April, 2002 to
  December, 2002
  at $1 per share,
  net of $129,710
  in offering costs      426,900      43     249,247            -       249,290

Issuance of common
  stock to existing
  public shareholders
  at no additional cost
  to shareholders        292,700      29         (29)           -             -

Issuance of common
  stock options to
  non-employees for
  services provided from
  January, 2002 to
  December, 2002               -       -       22,283           -        22,283

Minority interest
  investment in
  AeroGrow International,
  Inc.                         -       -      226,000           -       226,000

Issuance of common
  stock to directors in
  lieu of cash
  compensation            24,200       2       24,198           -        24,200

Cost of treasury stock
  related to acquisition
  by subsidiary of parent
  company shares      (1,000,000)   (100)         100           -            -

Net (Loss)                     -       -            -    (951,611)     (951,611)
                      ----------------------------------------------------------
Balances, December
  31, 2002            16,293,412  $1,629  $2,828,334  $(2,705,770)  $   124,193
                      ==========================================================

   See accompanying summary of accounting policies and notes to consolidated financial statements



                         MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        Cumulative
                                          During
                                        Development   Year Ended    Year Ended
                                           Stage      December 31,  December 31,
                                                         2002          2001
                                        ----------------------------------------
Cash flows from operating activities:
  Net (loss)                            $(2,705,770)   $(951,611)   $(1,101,780)

  Adjustments to reconcile net (loss)
    to cash (used) by operations:
    Fair value of stock in subsidiary
      issued to consultants                  36,000       36,000              -
    Fair value of warrants received in
      exchange for services                (371,250)    (371,250)             -
    Fair value of warrants provided to
      consultants and employees             277,695      277,695              -
    Depreciation expense                     54,427       24,260         20,544
    Issuance of common stock and options
      for services                          204,631       46,483         87,333
    Issuance of employee stock options       10,950            -         10,950

  Change in assets and liabilities:
    (Increase) decrease in accounts
      receivable                                  -        5,000         (5,000)
    (Increase) decrease in other
      current assets                         (2,048)       1,588         (3,636)
    Increase in accounts payable            111,575       46,970         64,605
    Increase (decrease) in accrued expenses  15,466       (9,772)        (4,021)
    Increase in deferred salaries,
      benefits and rent                      86,372       86,372              -
    (Increase) in deposits                   (6,132)      (3,000)        (1,132)
                                        ----------------------------------------
    Net cash (used) by operating
      activities                         (2,288,084)    (811,265)      (932,137)

Cash flows from investing activities:
  Purchases of property and equipment      (142,810)      (9,594)       (33,142)
                                        ----------------------------------------
    Net cash (used) by investing
      activities                           (142,810)      (9,594)       (33,142)

Cash flows from financing activities:
  Proceeds from issuance of common
    stock, net of offering costs          2,388,382      265,290        544,103
  Proceeds from the issuance of common
    stock of consolidated subsidiary        190,000      190,000              -
                                        ----------------------------------------
    Net cash provided by financing
      activities                          2,578,382      455,290        544,103
                                        ----------------------------------------
  Net increase (decrease) in cash           147,488     (365,569)      (421,176)

  Cash, beginning of period                       -      513,057        934,233
                                        ----------------------------------------
  Cash, end of period                   $   147,488    $ 147,488    $   513,057
                                        ========================================
Supplemental disclosure of non-cash
  investing and financing activities:

  Issuance of common stock and options
    for services                        $   240,631    $  82,483    $    87,333
                                        ========================================
  Issuance of bonus stock               $        29    $      29    $         -
                                        ========================================
  Issuance of employee stock options at
    less than fair market value         $    10,950    $       -    $    10,950
                                        ========================================


   See accompanying summary of accounting policies and notes to consolidated financial statements


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies

Description of the Business

Mentor Capital Consultants, Inc. ("the Company" or "Mentor Capital") was incorporated in the State of Delaware on March 13, 2000.

The Company's principal business is to seek out companies and inventors who have developed proprietary, breakthrough technology that it believes can be developed into unique, high quality products with broad consumer appeal and that can be mass-marketed direct-to-the-consumer as well as through third party catalogers or mass retailers. The Company provides selected client companies and inventors with product development, management, marketing and capital raising services, as needed, in exchange for cash consulting fees and stock in the client company. Under special circumstances, where the Company locates a product or technology that it believes has potential to create a new product category with mass consumer appeal, it will waive its fees and provide incentives to companies or inventors in exchange for securing certain exclusive product development, manufacturing and marketing rights. The Company would then form a subsidiary corporation to bring these products or technologies to the consumer market.

On September 6, 2001, the Company established a wholly owned corporate subsidiary, MCAP Investment Banking Services, Inc., ("MCAP") under the laws of Delaware, in expectation of obtaining a broker/dealer license through the SEC and membership in the NASD. On March 14, 2002, the NASD approved the broker/dealer license for MCAP, enabling it to provide private placement and direct public offering underwritings as part of the suite of services offered to client companies. MCAP intends to specialize in small issue Initial Public Offerings from $1 to $5 million dollars and focus on funding companies that offer revolutionary and patented consumer products that the Company believes have mass appeal and sizeable national and international sales potential.

Mentor Capital formed a subsidiary corporation, AeroGrow International, Inc., ("AeroGrow") on July 2, 2002. The Company signed an exclusive product development and marketing agreement with AgriHouse, Inc. that transferred to AeroGrow the rights to the design, development, manufacture and worldwide marketing of a variety of aeroponic growing products for the consumer and commercial marketplace. The initial product being developed is a consumer- based aeroponic unit, which the Company believes to be the world's first aeroponic kitchen crop appliance, named the AeroGrow Kitchen Garden(tm). In addition, AeroGrow plans to market accessories, seeds, and other related products.

For the period March 13, 2000 (Inception) to December 31, 2002, the Company has been in the development stage. The Company's activities since inception have consisted of developing and refining its business plan, raising capital, initial business plan implementation and product research and development.

Basis of Presentation and Liquidity

The Company's financial statements have been presented on the basis of a going concern. The Company has experienced operating losses since inception and has an accumulated deficit at December 31, 2002 of $2,705,770. Subsequent to December 31, 2002, the Company plans to file a post-effective amendment to the SB-2
filing with the Securities and Exchange Commission (SEC).   This will allow the
Company to raise additional capital in the public marketplace. The Company continues to develop its prototype for the aeroponic kitchen appliance with the intention of launching the product for sale in late summer of 2003. Additionally, a private placement memorandum is planned to raise additional funds for the AeroGrow


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation and Liquidity (continued)

Subsidiary. However, there can be no assurance these financings will be successful. The Company believes these actions, if successful, will enable it to develop it products and increase revenues to the level necessary to generate positive cash flow from operations and, thereby, to maintain the Company on a going concern basis. The outcome of this matter cannot be determined at this time.

Significant Accounting Policies

Consolidated Financial Statements
The consolidated financial statements include the Company and its wholly owned subsidiaries, MentorCap Marketing Partners, Inc. (formerly known as IPO Management Group, Inc.), MentorCap Licensing Partners, Inc. (formerly known as IPO Marketing Group, Inc.), Voice Powered Products, Inc. (formerly known as IPO Investor Services, Inc.), AeroGrow International, Inc. and MCAP Investment Banking Services, Inc. Significant intercompany accounts and transactions, if
any, have been eliminated.   MCAP Investment Banking Services, Inc. and AeroGrow
International, Inc. are the only active subsidiaries. The other subsidiaries are currently inactive and have had no operating activities for the period March 13, 2000 (Inception) through December 31, 2002.

Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Property and equipment
Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Furniture and equipment is depreciated over 7 years, computer software is depreciated over 3 years, and computer hardware is depreciated over 5 years.

Property and equipment consist of the following:


                                                   December 31

                                                 2002               2001
                                        ----------------------------------------
Furniture and office equipment             $   85,306           $    77,248
Computer hardware                              51,899                50,363
Computer software                               5,605                 5,605
                                        ----------------------------------------
                                              142,810               133,216
Less: accumulated depreciation                (54,427)              (30,167)
                                        ----------------------------------------
Property and equipment, net                $   88,383           $   103,049
                                        ========================================

Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses for 2002 and 2001 totaled $41,627 and $52,915, respectively.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Revenue Recognition
Revenues from consulting services are recognized at the time services are rendered and all obligations related to possible future performance are fulfilled. The amounts of such revenues are recorded based on the fair value of the compensation received in exchange for the services provided. During 2002, the Company's revenue included non-cash compensation of $371,250 related to stock warrants exercisable into the common stock of one of its client companies. All services prior to 2002 were performed in exchange for cash.

Concentration of Credit Risk and Financial Instruments
Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The Company transacts its business with two financial institutions. The amount on deposit with one of those financial institutions does exceed the $100,000 federally insured limit at December 31, 2002. However, management believes that the financial institution is financially sound and the risk of material loss is minimal.

Financial instruments consist of cash and cash equivalents and accounts payable. The carrying values of all financial instruments approximate fair value.

Research and Development Costs
Research and development costs are expensed as incurred. The costs incurred to develop computer software and consumer products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility of related software and consumer products has been established, computer software and consumer product development costs will be capitalized. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the years ended December 31, 2002 and 2001, no software costs have been capitalized.

Stock Based Compensation
The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") in accounting for stock based compensation. Under APB No. 25, the Company recognizes no compensation expense related to employee or director stock options unless options are granted with an exercise price below fair value on the day of grant. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") provides an alternative method of accounting for stock-based compensation arrangements for employees and directors, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock. Stock, options or warrants issued to consultants and outsiders are recorded at fair value under SFAS No.
123. The Financial Accounting Standards Board encourages, but does not require, entities to adopt the fair-value based method. The Company will continue its accounting under APB No. 25 for employees and directors but will use the disclosure-only provisions of SFAS No. 123 for any options issued to employees and directors.

Income taxes
The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets and liabilities. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation.

Comprehensive Income
Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income in the reported periods.

Reciprocal Stockholdings
The Company has accounted for reciprocal stockholding by its subsidiary, AeroGrow, in the common stock of the Company under the treasury stock method. Under the treasury stock method, only the parent company's interest in the subsidiary's net income (loss) is considered in the determination of consolidated results of operations and the subsidiary's shares in the parent are presented as retired treasury stock.

Segments Of An Enterprise And Related Information
Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS No.131 also requires disclosures about products and services, geographic areas and major customers.

Earnings (loss) per common share
Statement of Financial Accounting Standards No. 128 "Earnings Per Share" requires two presentations of earnings per share - "basic" and "diluted". Basic earnings or (loss) per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock outstanding, adjusted for the dilutive effect of potential common shares consisting of common stock options and warrants and contingently issuable shares of common stock. Potential common shares outstanding are calculated using the treasury stock method. As a result of the Company's net loss, common stock equivalents have been excluded because their effect would be anti-dilutive.

Impairment of Long-lived Assets
SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business", for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity that will be eliminated from the ongoing operations of the entity in a disposal transaction. The adoption of SFAS No. 144 had no material effect on the Company's financial position, results of operations or cash flows.


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Recent accounting pronouncements
In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations" ("SFAS No. 141") and SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Company does not currently have any goodwill or intangible assets recorded nor has it ever entered into a business combination. Therefore, the Company does not believe that the adoption of these statements will have a material effect on its financial position, results of operations, or cash flows.

In June 2001, FASB approved for issuance SFAS No. 143, "Asset Retirement Obligations" ("SFAS No. 143"). SFAS No. 143 establishes accounting requirements for asset retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability, and (5) financial statement disclosure. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

SFAS No. 145, issued in July 2002, amended various prior pronouncements and has no effect on the Company's financial statements.

SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued in October 2002 and establishes revised accounting rules for recording a liability for costs associated with an exit or disposal activity when such liability has occurred rather than when a company has committed itself to the exit or disposal activity. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002 and is not expected to have an effect on the Company's financial position or results of operations given the Company's current operating activities.

SFAS No. 147, "Acquisitions of Certain Financial Institutions," was issued in December 2002 and is not expected to apply to the Company's current or planned activities.

Note 2 - Investment and Warrant Received in Exchange for Services

On June 28, 2002 the Company, as additional compensation, was granted a warrant to purchase 375,000 fully paid and non-assessable shares of JOMY Safety Products, Inc. ("JOMY") common stock, $0.001 par value per share, at an exercise
price of $0.01 per share for three years.   The warrants are immediately vested.
The Company recorded revenue of $371,250 as of June 30, 2002 as it had completed all service performance requirements to JOMY and thus, had earned the warrants. This non-cash revenue is included with other consulting revenues on the statement of operations. The warrants were recorded at fair value as determined in accordance with the Black-Scholes valuation model and in accordance with Emerging Issues Task Force No. 00-8, "Accounting by a Grantee for an Equity Instrument Received in Conjunction with Providing Goods or Services".


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Investment and Warrants Received in Exchange for Services (continued)

Immediately thereafter, the Company provided 240,000 of the warrants received from JOMY to certain of the investors who invested in the Company assisted direct public offering of JOMY. The warrants provided to the Company's investor network were recorded as a cost of the Company's revenues at a fair value equal to those received or a total of $237,600 as of June 30, 2002. The Company provided these warrants as an incentive to the investors in its network to continue to participate in future direct public offerings with which the Company may assist its client companies.

The Company provided 40,500 of the warrants received from JOMY as compensation to certain of the Company's employees and consultants who assisted in the JOMY offering. The warrants provided to these employees and consultants were recorded at fair value equal to $40,095.

As a result of the JOMY transactions, the Company as of December 31, 2002 retains an investment equal to $93,555 representing the fair value of the Company's warrant rights in JOMY. The Company is accounting for this investment at cost in accordance with Accounting Principles Board No. 18, "The Equity Method of Accounting for Investments in Common Stock". The Company does not record any increases in fair value since the warrants are not a marketable security nor currently traded on an active exchange. Under the cost method, impairments are recorded for permanent declines in fair value. The Company has evaluated the investment in JOMY for permanent impairment and as of December 31, 2002 has determined that none exists.

Note 3 - Income Taxes

The Company did not record any provision for federal and state income taxes for the year ended December 31, 2002 and 2001. Variations from the federal statutory rate are as follows:

                                             Year ended            Year Ended
                                         December 31, 2002    December 31, 2001
                                        ----------------------------------------
Expected federal income tax benefit     $      (796,582)     $       (595,229)
    at statutory rate of 34%
Net operating loss carryforward                 796,582               595,229
                                        ----------------------------------------
Net tax expense                         $             -      $              -
                                        ========================================

Deferred income tax assets result from federal and state operating loss carryforwards in the amount of $2,342,889 and $1,523,887 as of December 31, 2002 and 2001, respectively, plus timing difference related to deductions for non-cash compensation and to other temporary differences in the amounts of $50,000 and $3,134 at December 31, 2002 and $162,799 and $63,987 at December 31,
2001, respectively. The loss carryforwards expire in 2021 and 2022, respectively.

Net deferred tax assets consist of the following as of December 31:


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Income Taxes (continued)

                                               2002                 2001
                                        ----------------------------------------
Tax effect of net operating loss
  carryforwards                            $   796,582         $   518,121
Tax effect of timing differences related
  to compensation expense                       17,000              55,352
Tax effect of other temporary
  differences                                    1,066              21,756
Less valuation allowance                      (814,648)           (595,229)
                                        ----------------------------------------
Net deferred tax assets                    $         -         $         -
                                        ========================================

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

Note 4 - Stock Options

In 2000, the Company's board of directors approved a Stock Option Plan (the
Plan) pursuant to which incentive stock options and nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individuals to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award.

The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.25 to $.50 per share.

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25").

A summary of activity in the Plan is as follows:

                                    Year ended                Year ended
                                  December 31, 2002         December 31, 2001
                               -------------------------------------------------
                                         Weighted                   Weighted
                              Number of   Average       Number of    Average
                               Options  Exercise Price   Options  Exercise Price
                               -------------------------------------------------
Outstanding at beginning of
  period                       242,882     $0.36         115,058       $0.32
Granted during the period            -         -         127,824        0.39
Terminated during the period   (60,785)     0.25               -           -
Exercised during the period          -         -               -           -
                               -------------------------------------------------
Outstanding at end of period   182,097     $0.48         242,882       $0.36
                               =================================================
Exercisable at end of period   182,097     $0.48         242,882       $0.36
                               =================================================


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Stock Options (continued)

As of December 31, 2002, outstanding options have weighted average contractual lives remaining of approximately three years with an exercise price of $0.48 per share. Of those options outstanding at December 31, 2002, all are fully vested.

The Company did not grant any employee stock options in 2002.

In 2001, the Company issued to two employees options that were at exercise prices below the fair market value of the stock on the dates of grant. In accordance with APB No. 25 and utilizing the intrinsic valuation method associated with APB No. 25, the Company recorded $10,950 of compensation expense related to these option grants for the year ended December 31, 2001.

If the Company had used the fair value based method of accounting for its stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost included in the net (loss) for the periods ended December 31, 2002 and 2001 would have increased by $0 and $28,081, respectively, resulting in proforma net losses of ($951,611) and ($1,129,861), respectively, or ($0.06) and ($0.07) per share, respectively.

For purposes of calculating fair value under FAS No. 123, the fair value of each option grant, as opposed to its exercise price, is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 141.61% as of December 31, 2001; risk free interest rate of 8%; and expected lives of 2 years.

In addition to stock options granted to employees, the Company granted options to purchase common stock to certain consultants at the price at which stock was being sold to new investors at the time of grant. The compensation cost of these options, measured by the fair value of the options provided in lieu of
cash has been included in selling, general and administrative expense.     The
assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the years ended December 31, 2002 and 2001, the Company has recognized consulting expense related to the non-employee options of $22,283 and $59,408, respectively.

A reconciliation of transactions during the period for options granted to consultants is as follows:

                                    Year ended                Year ended
                                  December 31, 2002         December 31, 2001
                               -------------------------------------------------
                                         Weighted                   Weighted
                              Number of   Average       Number of    Average
                               Options  Exercise Price   Options  Exercise Price
                               -------------------------------------------------
Outstanding at beginning of
  period                          244,503     $0.36       80,000     $0.25
Granted during the period          38,013      0.55      164,503      0.41
Terminated during the period      (23,140)    (0.27)           -         -
Exercised during the period             -         -            -         -
                               -------------------------------------------------
Outstanding at end of period      259,376     $0.39      244,503     $0.36
                               =================================================
Exercisable at end of period      259,376     $0.39      244,503     $0.36
                               =================================================


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Stock Options (continued)

Outstanding non-employee options have a weighted average contractual life remaining of approximately four years with an exercise price of $0.39 per share. Of those consultant options outstanding at December 31, 2002, all are fully vested.

Note 5 - Related Party Transactions

At the inception of the Company, the primary stockholder and chief executive officer sold certain assets, consisting primarily of furniture, computers and software to the Company for $55,000. The value of the assets was estimated to be approximately fair value. The Board of Directors approved the transaction, and the primary stockholder and chief executive officer abstained from voting on the transaction.

During the years ended December 31, 2002 and 2001, the Company paid legal fees to a director in the amount of $5,000 and $39,700, respectively. During the years ended December 31, 2002 and 2001, the Company retained several consultants who received common stock and fees for services provided totaling $46,483 and $46,100, respectively. Additionally, during 2002 AeroGrow issued stock to consultants valued at $36,000.

As described further in Note 8 to the financial statements, the principal shareholder and chief executive officer of the Company exchanged 1 million of his personal common shares in the Company for 3 million common shares of the previously wholly owned subsidiary, AeroGrow International, Inc. The Company reimburses the chief executive officer $600 monthly for an office he maintains in his residence and which he uses for Company business.

Note 6 - Operating Leases

The Company leases certain facilities and office space under non-cancelable operating lease agreements. Rent expense for the years ended December 31, 2002 and 2001 was $84,114 and $59,266, respectively.

Future minimum rental commitments for the operating leases for the year 2003 are $35,682. There are no additional obligations for operating leases beyond 2003.

Note 7 - Shareholders' Equity

During the period from March 13, 2000 (Inception) to December 31, 2000, the Company issued private placement memorandums under Regulation D, Rule 504 of the Securities and Exchange Act of 1933, as amended, for the purpose of raising capital for administrative costs, marketing costs, capital expenditures and for the establishment of a cash reserve. Pursuant to the private placements, the Company sold 1,279,500 shares at $0.25 per share and 2,365,500 shares at $0.50 per share.

The Company also issued 178,262 shares valued at $0.25 and $0.50 per share to consultants for services provided in the period from March 13, 2000 (Inception) to December 31, 2000.

During the year ended December 31, 2001, the Company continued its private placement offering efforts initiated in 2000 and issued 300,250 shares of common stock to investors at $.25 per share, and 375,000 shares at $.50 per share. Offering costs of $33,238 were incurred and recorded as a reduction of the proceeds from the private placement offering in the year ended December 31, 2001.

Through its initial public offering in 2001, the Company issued common stock to investors at $2.00 per share for 292,700 shares. The common stock was offered in units. Each unit was comprised of two shares


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Shareholders' Equity (continued)

of common stock and two warrants to purchase additional shares of common stock. Each warrant is exercisable to purchase a share of common stock at prices of
$3.00 and $4.00 per share, respectively.   A total of 292,700 warrants were
issued in conjunction with the public offering. As of December 31, 2002, all of the warrants remain outstanding. The warrants are exercisable over a period not to exceed 18 months commencing six months from the effective date of the initial registration statement, which was July 5, 2001. The Company, at its option, may redeem the warrants at a price of $0.01 per warrant at any time during the exercise period if the stock price, as traded on a national securities exchange,
equals or exceeds $5.00 per share for a period of 20 consecutive days.    No
assignment of fair value was assigned to the warrants issued but any future exercises will dilute the holdings of current and future shareholders.
Offering costs of $227,159 were incurred and recorded as a reduction of the proceeds from the public offering in the year ended December 31, 2001 when the initial public offering expired.

During 2001 the Company issued 67,900 shares valued at $.25, $0.50 and $2.00 per share to consultants for services provided. These shares were valued based on the public offering price of the shares at the time the shares were granted.

On February 25, 2002, the Company filed its second public offering. During the three months ended March 31, 2002, a total of 8,000 shares and 8,000 warrants were issued in conjunction with the second public offering, raising an additional $16,000 for the Company. As of December 31, 2002, all of the aforementioned warrants remain outstanding.

The Company filed a post-effective amendment to its second registration statement that became effective May 1, 2002. Pursuant to such amendment, management reduced the price from $2.00 per share or $4.00 per unit to $1.00 per share or $2.00 per unit in order to expedite the sale of the offering. In addition, the exercise prices of the warrants were reduced from $3.00 per share and $4.00 per share to $1.50 per share and $2.00 per share, respectively. The composition of each unit remained the same as well as the number of units offered. The Company issued an additional 292,700 shares to investors in the initial public offering pursuant to the amended registration statement to make their per share price equivalent to $1.00 per share.

The Company issued common stock to investors at $1.00 per share for 426,900 shares and 426,900 warrants, respectively, in conjunction with the second public offering, raising an additional $379,000 for the Company. Investors purchasing in excess of a prescribed number of shares received a pro rata number of additional shares at no additional cost. Offering costs of $129,710 were incurred and recorded as a reduction of the proceeds from the public offering. As of December 31, 2002, all of the aforementioned warrants remain outstanding.

The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of preferred stock with $.0001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of December 31, 2002, no shares of preferred stock have been issued.

Note 8 - Minority Interest and Common stock Issuances by Subsidiary

On July 2, 2002, the Company incorporated AeroGrow. The Company invested $6,000 in AeroGrow and received 6 million shares of AeroGrow common stock. On October 15, 2002, the Company's principal shareholder and chief executive officer exchanged 1 million of his outstanding shares in Mentor Capital for 3 million common shares of AeroGrow. AeroGrow valued this transaction at $10,000, which was the shareholder's cost basis. The 1 million shares of Mentor Capital held by AeroGrow have been treated as


                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Minority Interest and Common stock Issuances by Subsidiary (continued)

treasury stock in the consolidated financial statements and excluded from the total number of common shares outstanding. In December 2002, AeroGrow raised $190,000 through the sale of 1.9 million common shares to private investors at a price of $0.10 per share. Also, in December 2002, AeroGrow issued 135,000 shares to several consultants and employees who have assisted with AeroGrow's research and development activities to date, and 15,000 shares as compensation to its three directors. AeroGrow recorded these shares as compensation expense at a fair value of $36,000.

As a direct result of the above transactions, the Company's ownership of AeroGrow has been reduced from 100% to 54.4%. Since all of the minority shares were issued at values greater than the subsidiary's relatively nominal net book value per share, the minority issuances have been recorded as additional paid-in capital of the consolidated Company.

Note 9 - Segment information

Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by management in deciding how to allocate resources and assess performance. As of December 31, 2002, the Company has three operating segments: MCAP Investment Banking Services, Inc. (a broker-dealer), AeroGrow International, Inc. and corporate functions.

The following table summarizes the Company's segment financial information:


                                            Year ended          Year ended
                                         December 31, 2002   December 31, 2001
                                        ----------------------------------------
Corporate:
  Revenues                                 $    412,550        $     73,000
  Income (loss) from operations                (619,065)         (1,092,263)
  Depreciation expense                           24,260              20,544
  Assets                                        181,452             602,874

MCAP Investment Banking Services, Inc.:
  Revenues                                 $          -        $          -
  Income (loss) from operations                 (36,721)            (27,809)
  Depreciation expense                                  -                 -
  Assets                                          6,000              25,000

AeroGrow International, Inc.:
  Revenues                                 $          -        $          -
  Income (loss) from operations                (296,213)                  -
  Depreciation expense                                -                   -
  Assets                                        150,154                   -

Totals:
  Revenues                                 $    412,550        $     73,000
  Income/(loss) from operations                (951,999)         (1,120,072)
  Depreciation expense                           24,260              20,544
  Assets                                        337,606             627,874




                                                                       EXHIBIT A

                                  500,000 Units
                           MENTOR CAPITAL CONSULTANTS INC.
                            Common Stock and Warrants

                             SUBSCRIPTION AGREEMENT

Mentor Capital Consultants, Inc.
4940 Pearl East Circle, Suite 104
Boulder, Colorado 80301

Gentlemen:
  The undersigned irrevocably subscribe(s) for and agree(s) to purchase _______ units, each unit consisting of two shares of common stock ("Common Stock") and warrants to purchase two additional shares of common stock of Mentor Capital Consultants, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at the price of $2.00 per unit (checks made payable to "Mentor Capital Consultants, Inc. Escrow Account"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

WITHHOLDING CERTIFICATION
  Each of the undersigned certifies under penalty of perjury that:
  (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
  (2) The undersigned is not subject to backup withholding because:
      (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
      (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

  Note: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES
  Common stock and warrants are to be registered as indicated below. (Please type or print.)




________________________________________
              Name(s)


________________________________________
          Street Address


________________________________________
        City, State, Zip Code


________________________________________
Social Security or Federal Tax I.D. Number


Telephone Number  (____)________________


OWNERSHIP:[_] Individual:[_] Marital Property:[_] Joint Tenants with Right of Survivorship:[_] Tenants in Common:[_] Corporation:[_] Partnership:[_] Trust:[_] IRA/Qualified Plan:[_] Other:[_]

  If common stock and warrants are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.


SUBSCRIBER SIGNATURES

Individuals  (All proposed record holders must sign.)

Dated: __________________


 _____________________________________    _____________________________________
             (Signature)                                 (Signature)

 _____________________________________    _____________________________________
        (Print or Type Name)                    (Print or Type Name)

Corporations, Partnerships, Trusts and IRAs/Qualified Plans (Certificate of Signatory must be completed.)


Dated: ___________________               ____________________________________
                                             (Print or Type Name of Entity)


                                         By: __________________________________
                                        (Signature of Authorized Representative)

                               Certificate of Signatory


  I, _________________________________________________, am
     (Print or Type Name of Authorized Representative)


the __________________________________ of ___________________________("Entity").
  (Print or Type Title or Position)   (Print or Type Name of Subscribing Entity)

  I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.


                                          _____________________________________
                                        (Signature of Authorized Representative)


ACCEPTANCE

  Subscription __ accepted __ rejected as of ____________________, 2003.

                                            Mentor Capital Consultants, Inc.


                                        By: ___________________________________
                                             (Signature of Authorized Officer)


No.                                                                    EXHIBIT B


                                    WARRANT
                             To Purchase Common Stock
                                       of
                          Mentor Capital Consultants, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, _________ ___________________________________________________________________or assigns
("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, _______ shares of common stock ("Common Stock"), of Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable,
at the price of Dollars ($      ) per share, subject to the terms and provisions
set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton, Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for the period from issuance through December 31, 2006, provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended ("Securities Act") and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period") Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof.

  This Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

  Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.

  The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.


  This Warrant is divisible on surrender, in which case a new Warrant or Warrants will be issued.

  Commencing January 5, 2002, and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein. In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen
(15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

  If prior to the expiration of this Warrant, by exercise hereof or by its terms:

  (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

  (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.
The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

  (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

  (d) The Company shall be recapitalized by reclassifying its outstanding
Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.


  This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

  Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

  The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

  As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

  IN WITNESS WHEREOF, MENTOR CAPITAL CONSULTANTS, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.

                   MENTOR CAPITAL CONSULTANTS, INC.
                                            MENTOR CAPITAL CONSULTANTS, INC.

Attest:


 _______________________________  By: __________________________________
                  Secretary                              President

[CORPORATE SEAL]


                                 SUBSCRIPTION FORM



                     (To be Executed Upon Exercise of Warrant)

  The undersigned, the Holder's) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.


Dated: _________________________


Number of Shares Subscribed For: ____________




                                          ____________________________________
                                                      (Signature)



                                          ____________________________________
                                                      (Signature)




                                   ASSIGNMENT

             (To Be Executed By the Registered Holder to Effect
                       a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto ______________________________________________________
the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint ____________________________________________
to transfer the said right on the books of the Company, with full power of substitution.

Dated: _________________________


                                         ____________________________________
                                                      (Signature)



                                          ____________________________________
                                                      (Signature)


                             [Inside back cover]


  You should rely only on the information contained in this prospectus.
We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the units.

                             [Outside back cover]








                       MENTOR CAPITAL CONSULTANTS, INC.

                                    PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys, fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys, fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, the Company's Certificate of Incorporation ("Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The By-laws of the Company provide that, to the fullest extent permitted by applicable law, the Company shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company or was serving at the request of the Company.

  The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Certificate and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.


Item 25.  Other Expenses of Issuance and Distribution.

  SEC registration fee                        $   547
  Legal fees and expenses                      48,000*
  Accounting fees and expenses                  8,000*
  Blue Sky fees and expenses                      750*
  Escrow fees and expenses                      1,000*
  Printing and engraving                        1,000*
  Miscellaneous                                   703*
                  --------
    Total                                     $60,000*

  *  Estimate

Item 26.  Recent Sales of Unregistered Securities.

  Upon inception (March 13, 2000), 11,682,500 shares of common stock were issued to the initial 6 shareholders of the Company for aggregate consideration in the amount of $85,863, including 10,335,250 shares issued to directors and officers for $863. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From September 15, 2000 through December 31, 2000, the Registrant sold 3,823,262 shares of its common stock in a private offering to 81 individual investors (64 accredited and 17 nonaccredited) for an aggregate purchase price of $1,547,191. All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commission or other compensation was paid in connection with such transactions. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D.

  From January 1, 2001 through August 31, 2001, the Registrant sold
675,250 shares of common stock in private transactions to 12 individual investors (8 accredited and 4 nonaccredited) for aggregate consideration in the amount of $262,500. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From September 15, 2000 through December 31, 2000, the Registrant granted options covering 195,058 shares of its common stock to 14 persons (8 employees and 6 non-employees). 155,058 of such options are exercisable for a period of five years, commencing January 5, 2002; 40,000 of such options are exercisable for a period of five years, commencing July 5, 2002. 81,000 of such options are exercisable at the price of $0.25 per share, and 34,058 are exercisable at $0.50 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From January 1, 2001 through December 31, 2001, the Registrant granted options covering 292,327 shares of its common stock to 17 persons (7 employees and 10 non-employees). All such options are exercisable for a period of five years, commencing six months following the termination of the offering described in this registration statement. 103,308 of such options are exercisable at the price of $0.25 per share; 107,224 are exercisable at $0.40 per share; 72,039 are exercisable at $0.50 per share; 6,650 are exercisable at $1.00 per share; and 3,106 are exercisable at $2.00 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  In December 2002, the Registrant issued an aggregate of 24,200 shares of its common stock (valued at $1.00 per share) to its three directors in lieu of cash compensation. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.


  From January 1, 2002 through December 31, 2002, the Registrant granted options covering 38,013 shares of its common stock to 5 persons all of whom are non-employees. All such options are exercisable for a period of five years, commencing six months following the termination of the offering described in this registration statement. 12,207 of such options are exercisable at the price of $.40 per share; 19,525 are exercisable at $.50 per share; and 6,281 are exercisable at $1.00 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From January 1, 2001 to December 31, 2001, the Registrant issued an aggregate of 67,900 shares of its common stock to three non-employees for services rendered to it, in lieu of cash consideration. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

Item 27.  Exhibits.

  Exhibit
  Number          Description
  -------       -----------
  3.1     Certificate of Incorporation of the Registrant *
  3.2     By-Laws of the Registrant *
  3.3 Certificate of Amendment to Certificate of Incorporation of the Registrant *
  5.1     Opinion of Kranitz & Philipp, as to the legality of the Units **
  10.1    Escrow Agreement, between the Registrant and Grafton State Bank **
  10.2    $1.50 Warrant Agreement, between the Registrant and Grafton State Bank
  10.3    $2.00 Warrant Agreement, between the Registrant and Grafton State Bank
  10.4 Lease Agreement, between the Registrant and Four Pearl Partnership, Ltd., LLLP **
  16.1    Letter of Van Dorn & Bossi, as to change in accountants **
  16.2    Letter of Gordon, Hughes & Banks, LLP., as to change in accountants **
  23.1    Consent of Kranitz & Philipp (included in Exhibit 5.1) **
  23.2    Consent of Gordon, Hughes & Banks, LLP
  24.1    Power of Attorney (included at Part III - Signatures)

  * Incorporated by reference to the registration statement of Registrant on Form SB-2, initially effective as of July 5, 2001 (File No. 333-58844).

  **Previously filed.


Item 28.  Undertakings.

  Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


  The undersigned small business issuer will:

  (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

  (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

  (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
  (i) Include any prospectus required by section 10(a)(3) of the Act;
  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuantto Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
  (iii) Include any additional or changed material information on the plan of distribution.

  (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.


                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on March 25, 2003.

                                           MENTOR CAPITAL CONSULTANTS, INC.

                                             /s/ W. MICHAEL BISSONNETTE
                                        By: ____________________________________
                                                W. Michael Bissonnette,
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY

  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints W. Michael Bissonnette and Richard A. Kranitz, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

            Signature               Title         Date
    ---------         -----       ----

     /s/ W. MICHAEL BISSONNETTE
By: __________________________________   President (Principal     March 25, 2003
       W. Michael Bissonnette              Executive Officer)
                                            and Director

     /s/ JERRY L. GUTTERMAN
By: ____________________________________ Treasurer (Principal     March 25, 2003
       Jerry L. Gutterman                Accounting Officer),
                                        Secretary and Director


     /s/ RICHARD A. KRANITZ
By: ____________________________________       Director           March 25, 2003
       Richard A. Kranitz


                                 PartIII-Signatures


                                  500,000 Units
                         MENTOR CAPITAL CONSULTANTS, INC.
                            Common Stock and Warrants


                               INDEX TO EXHIBITS
           -----------------

  Exhibit
  Number        Description
  -------     -----------
  3.1     Certificate of Incorporation of the Registrant *
  3.2     By-Laws of the Registrant *
  3.3 Certificate of Amendment to Certificate of Incorporation of the Registrant *
  5.1     Opinion of Kranitz & Philipp, as to the legality of the Units **
  10.1    Escrow Agreement, between the Registrant and Grafton State Bank **
  10.2    $1.50 Warrant Agreement, between the Registrant and Grafton State Bank
  10.3    $2.00 Warrant Agreement, between the Registrant and Grafton State Bank
  10.4 Lease Agreement, between the Registrant and Four Pearl Partnership, Ltd., LLLP **
  16.1    Letter of Van Dorn & Bossi, as to change in accountants **
  16.2    Letter of Gordon, Hughes & Banks, LLP., as to change in accountants **
  23.1    Consent of Kranitz & Philipp (included in Exhibit 5.1) **
  23.2    Consent of Gordon, Hughes & Banks, LLP
  24.1    Power of Attorney (included at Part III - Signatures)

  * Incorporated by reference to the registration statement of Registrant on Form SB-2, initially effective as of July 5, 2001 (File No. 333-58844).

  **Previously filed.

                                 Exhibit Index

                                                                    EXHIBIT 10.2
                              $1.50 WARRANT AGREEMENT

                              $1.50 WARRANT AGREEMENT

  Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), and Grafton State Bank, a Wisconsin banking corporation ("Warrant Agent"), hereby agree as follows:

  1. Offering of Warrants. The Company proposes to offer, offer for sale, sell and issue warrants ("Warrants") to purchase up to an aggregate of 1,000,000 shares of its common stock, par value $0.0001 per share ("Common Stock"). Such Warrants comprise a part of the investment units to be sold by the Company, each unit ("Unit") consisting of two shares of Common Stock and Warrants (one $1.50 Warrant and one $2.00 Warrant) to purchase two additional shares of Common Stock. Each $1.50 Warrant entitles the registered holder thereof ("Warrant Holder") to purchase one share of Common Stock at the price of $1.50 per share.

  A registration statement on Form SB-2 with respect to the Warrants, including a form of prospectus, has been filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act"). One or more amendments to or changes in such registration statement have been or may be so filed, and a final form of prospectus will be filed with the Commission upon the effectiveness of such registration statement. Such registration statement (including all exhibits thereto), as amended at the time it becomes effective and at the time each post-effective amendment thereto becomes effective, and the final prospectus filed upon the effectiveness of such registration statement or post-effective amendment (including any supplements to such final prospectus filed following such effectiveness) are referred to herein, respectively, as the "Registration Statement" and the "Prospectus."

  2. Warrants. As described in the Registration Statement and the Prospectus, each Warrant will entitle the Warrant Holder to purchase Common Stock directly from the Company at the price of $1.50 per share ("Exercise Price"). Each Warrant shall be exercisable as provided herein at any time, in whole or in part, on or prior to December 31, 2006, provided that the Common Stock issuable upon the exercise of such Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such Warrant is proposed to be effected ("Warrant Exercise Period"). Upon the expiration of its Warrant Exercise Period, each Warrant will, respectively, expire and become void and of no value.

  3. Certificates. The certificates evidencing Warrants ("Warrant Certificates") shall be registered as to holder and be substantially in the form set forth in Exhibit A to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company. If any person whose signature appears upon any Warrant Certificate as an officer of the Company shall have ceased to be such officer before such Warrant Certificate is issued and delivered, such Warrant may be issued and delivered as if such person had not ceased to be an officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Certificate even though such person was not such an officer upon the date of this Agreement.

  4. Registration of Transfers and Exchanges. Subject to the provisions of Section 3, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose following the surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be canceled.

  5.  Exercise of Warrants.

  (a) A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check payable to the order of the Company, the aggregate Exercise Price of the shares of Common Stock to be purchased.


  (b) During its Warrant Exercise Period, a Warrant may be exercised in whole at any time or in part from time to time, provided that not less than 100 shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any partial exercise.


  (c) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the aggregate Exercise Price of the shares of Common Stock to be purchased, the Warrant Agent shall requisition from the transfer agent for the Common Stock (including the Company acting as such transfer agent), and upon receipt shall make delivery of, certificates evidencing the total number of shares of Common Stock issuable upon such exercise, in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder. Such Common Stock certificates shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided, that if the books of the Company with respect to the transfer of Common Stock are then closed, such shares shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a record holder of such shares, as of the date on which such transfer books of the Company shall next be open (whether before, on or after the expiration of the applicable Warrant Exercise Period).

  (d) Subject to Section 6(b), if less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder, until the expiration of the applicable Warrant Exercise Period.

  (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

  (f) Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit all funds received in payment of the Exercise Price into a segregated account ("Collection Account") established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank (which may be the Warrant Agent). All funds deposited in the Collection Account will be disbursed on a weekly basis to the Company after they have been determined by the Warrant Agent to be collected funds. Once funds deposited in the Collection Account are determined to be collected, the Warrant Agent shall cause the certificate(s) representing the shares of Common Stock issued upon the exercise of Warrants to be delivered to the record holder(s) of such Common Stock.

  (g) Reasonable expenses incurred by Grafton State Bank acting in the capacity as Warrant Agent will be paid or reimbursed by the Company. These expenses, including delivery of Common Stock certificates to shareholders, will be deducted monthly from funds held in the Collection Account or, at the option of the Warrant Agent, paid directly by the Company upon demand. A report setting forth (i) the names of exercising Warrant Holders, the number of shares of Common Stock issuable to such exercising Warrant Holders, respectively, (iii) the amount of funds remitted by such exercising Warrant Holders, respectively, and (iv) any expenses paid (including fees and expenses of the Warrant Agent) will be provided to the Company by the Warrant Agent at the time of each disbursement of funds held in the Collection Account.

  6. Voluntary Redemption of Warrants. Commencing January 5, 2002, and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Warrant Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein. In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of a Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for such Warrant upon the date fixed for redemption in the amount herein provided.


  7. Taxes. The Company will pay all taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants. Taxes attributable to (i) the issuance of any Common Stock certificate in the name other than that of a Warrant Holder upon the exercise of Warrants or (ii) the transfer of any Warrant shall be paid by the Warrant Holder requesting such issuance or proposing to effect such transfer; such transactions will only be effected following the deposit with the Warrant Agent of funds sufficient to pay in full any tax liability incurred or to be incurred in connection therewith.

  8.  Mutilated or Missing Warrant Certificates.  If any Warrant
Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate. Applicants for substitute Warrant Certificates shall comply with any reasonable regulations (and pay any reasonable charges) prescribed by the Company or the Warrant Agent.

  9. Reservation of Shares. For the purpose of enabling the Company to satisfy its obligation to issue Common Stock upon exercise of Warrants, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, the full number of shares which may be issued upon the exercise of Warrants; such shares of Common Stock will upon issuance be fully paid, nonassessable, and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

  10. Governmental Restrictions. If any shares of Common Stock issuable upon the exercise of Warrants require registration with or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided that in no event shall such shares of Common Stock be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; however all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the expiration of its Warrant Exercise Period, any Warrant as to which exercise has been requested on or prior to the expiration of its Warrant Exercise Period shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

  11. Adjustments.  Subject to the terms set forth in the Warrant
Certificates, if, prior to the exercise of any Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the Warrants shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

  12. Notice to Warrant Holders.

  (a) Upon any adjustment as described in Section 11 hereof, the Company within twenty (20) days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by an officer of the Company setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable thereto.

  (b) If the Company proposes to enter into any reorganization, reclassification, sale of all or substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least twenty (20) days prior to such action to all Warrant Holders, which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company under the provisions of this Agreement to provide such notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

  13. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 11 hereof or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered for exercise would result in the issuance of a fractional share of Common Stock, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.


  14. Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

  15. Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company, and the Warrant Agent hereby accepts such appointment, upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of a Warrant, shall be bound:

  (a) Statements contained in this Agreement and in the Warrant
Certificates shall be taken as statements of the Company. The Warrant Agent assumes responsibility hereunder only for the correctness of any statement which describes the Warrant Agent and/or for action taken or to be taken by the Warrant Agent.

  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

  (e) The Company agrees to pay to the Warrant Agent the amount(s) described in Schedule A to this Agreement for the services rendered by the Warrant Agent. The Company shall also reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the performance of this Agreement.

  (f) The Company shall indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and counsel fees, incurred in connection with its performance of this Agreement, except as a result of the Warrant Agent's negligence or bad faith. In no case shall the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the likelihood of such loss or damage.

  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may, in its sole and absolute discretion, consider proper, whether with or without any such security or indemnity.


  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear, subject to the terms set forth in the Warrant Certificates.

  (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or a shareholder, director, officer or employee of such Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

  16. Successor Warrant Agent.  Any entity into which the Warrant
Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto.

  17. Change of Warrant Agent. The Warrant Agent may resign from its duties under this Agreement upon notice given in writing by the Warrant Agent or the Company; the Warrant Agent may be discharged by the Company from its duties under this Agreement upon notice given in writing by the Company to the Warrant Agent; the foregoing notices shall, in either case, give the date when such resignation or discharge shall take effect and shall be sent at least thirty
(30) days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent (or by any Warrant Holder) or after discharging the Warrant Agent, then any Warrant Holder may apply to the Circuit Court for Ozaukee County, Wisconsin, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of the State of Wisconsin or of the United States of America, having its principal office in the United States. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent, without further act or deed, and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary to effect the delivery or transfer. Failure to give any notice provided for herein, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

  18. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

        Mentor Capital Consultants, Inc.
        4940 Pearl East Circle, Suite 104
        Boulder, Colorado 80301

Any notice or demand authorized hereby to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

        Grafton State Bank
        101 Falls Road
        Grafton, Wisconsin 53024


Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered , postage prepaid, addressed to the Warrant Holders at their last known addresses as such addresses shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

  19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any of the Warrant Holders in order to cure any ambiguity, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

  20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

  21. Termination. This Agreement shall terminate at the close of business on the date upon which the Warrant Exercise Period expires as to all Warrants (or the business day next following such date) or such earlier date upon which all of the Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 10 and such suspension continues beyond the date upon which the Warrant Exercise Period expires as to all Warrants, this Agreement shall terminate on the business day immediately following the expiration of such suspension. The provisions of Section 14 shall survive such termination.

  22. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the internal laws of said state.

  23. Benefits of Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy or claim hereunder, this Agreement being expressly for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

  24. Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Dated:_____________, 2002


                                           MENTOR CAPITAL CONSULTANTS, INC.

                                        By: _______________________________
                                           W. Michael Bissonnette, President



                                                 GRAFTON STATE BANK

                                        By: _______________________________
                                             Thomas J. Sheehan, President


                                WARRANT AGREEMENT

                                   Schedule A

  This Schedule A to the Warrant Agreement, dated as of ___________, 2002, by and between Grafton State Bank ("Warrant Agent") and Mentor Capital Consultants, Inc. ("Company"), sets forth the compensation arrangements referred to in
Section 15(e) of such Agreement, as follows:

  In consideration of its services performed pursuant to the Warrant Agreement, the Warrant Agent shall be entitled to receive fees from the Company, as follows:

    Upon execution of this Agreement    $       750.00

    On of before January 1 of each
      year (or part thereof) during
      which this Agreement is in effect,
      commencing January 1, 2002        $       250.00

    For each Warrant exercise
      transaction (full or partial)     $        25.00

  In addition to payment of the fees described in this Schedule, the Company shall to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and all other reasonable charges of any kind or nature incurred by the Warrant Agent in its performance of the Warrant Agreement (as provided in Section 6(f) of such Agreement).

  The initial fee payment hereunder ($750.00) shall be payable by the Company upon the execution of the Warranty Agreement by the parties to such Agreement. Thereafter, fees and reimbursements then due and payable to the Warrant Agent shall be withdrawn by such Agent from funds held in the Collection Account on the last day of each calendar month and upon termination of the Warrant Agreement or, at the option of the Warrant Agent, paid directly by the Company upon demand.

  All terms used herein shall have the same meanings ascribed to them in the Warrant Agreement of which this Schedule is a part.

No.                                                                    EXHIBIT A



                                     WARRANT
                             To Purchase Common Stock
                                       of
                          Mentor Capital Consultants, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, __________ ___________________________________________________________________or assigns
("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, ________ shares of common stock ("Common Stock"), of Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of Three Dollars ($1.50) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton, Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for the period from issuance through December 31, 2006, provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended ("Securities Act") and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period") Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof.

  This Warrant shall be registered at the office of the Warrant
Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

  Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.


  The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

  This Warrant is divisible on surrender, in which case a new Warrant or Warrants will be issued.


  Commencing January 5, 2002, and at any time thereafter, until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein. In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen
(15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

  If prior to the expiration of this Warrant, by exercise hereof or by its terms:

  (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

  (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company.
In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

  (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

  (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.


  This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

  Upon each increase or decrease in the number of shares of Common
Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

  The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

  As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

  IN WITNESS WHEREOF, MENTOR CAPITAL CONSULTANTS, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.


                                            MENTOR CAPITAL CONSULTANTS, INC.


Attest:


_______________________________  By: __________________________________

              Secretary                                   President


[CORPORATE SEAL]


                               SUBSCRIPTION FORM

                     (To be Executed Upon Exercise of Warrant)

  The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.


Dated: _________________________


Number of Shares Subscribed For:__________



                                          ____________________________________
                                                      (Signature)



                                          ____________________________________
                                                      (Signature)



                                   ASSIGNMENT

              (To Be Executed By the Registered Holder to Effect
                        a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto _________________________________the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint ____________________to transfer the said right on the books of the Company, with full power of substitution.


Dated: _________________________

                                          ____________________________________
                                                      (Signature)



                                          ____________________________________
                                                      (Signature)


                                                                    EXHIBIT 10.3
                             $2.00 WARRANT AGREEMENT

                             $2.00 WARRANT AGREEMENT

  Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), and Grafton State Bank, a Wisconsin banking corporation ("Warrant Agent"), hereby agree as follows:

  1. Offering of Warrants. The Company proposes to offer, offer for sale, sell and issue warrants ("Warrants") to purchase up to an aggregate of 1,000,000 shares of its common stock, par value $0.0001 per share ("Common Stock"). Such Warrants comprise a part of the investment units to be sold by the Company, each unit ("Unit") consisting of two shares of Common Stock and Warrants (one $1.50 Warrant and one $2.00 Warrant) to purchase two additional shares of Common Stock. Each $2.00 Warrant entitles the registered holder thereof ("Warrant Holder") to purchase one share of Common Stock at the price of $2.00 per share.

  A registration statement on Form SB-2 with respect to the Warrants, including a form of prospectus, has been filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act"). One or more amendments to or changes in such registration statement have been or may be so filed, and a final form of prospectus will be filed with the Commission upon the effectiveness of such registration statement. Such registration statement (including all exhibits thereto), as amended at the time it becomes effective and at the time each post-effective amendment thereto becomes effective, and the final prospectus filed upon the effectiveness of such registration statement or post-effective amendment (including any supplements to such final prospectus filed following such effectiveness) are referred to herein, respectively, as the "Registration Statement" and the "Prospectus."

  2. Warrants. As described in the Registration Statement and the Prospectus, each Warrant will entitle the Warrant Holder to purchase Common Stock directly from the Company at the price of $2.00 per share ("Exercise Price"). Each Warrant shall be exercisable as provided herein at any time, in whole or in part, on or prior to December 31, 2006, provided that the Common Stock issuable upon the exercise of such Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such Warrant is proposed to be effected ("Warrant Exercise Period"). Upon the expiration of its Warrant Exercise Period, each Warrant will, respectively, expire and become void and of no value.

  3. Certificates. The certificates evidencing Warrants ("Warrant Certificates")shall be registered as to holder and be substantially in the form set forth in Exhibit A to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company. If any person whose signature appears upon any Warrant Certificate as an officer of the Company shall have ceased to be such officer before such Warrant Certificate is issued and delivered, such Warrant may be issued and delivered as if such person had not ceased to be an officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Certificate even though such person was not such an officer upon the date of this Agreement.

  4. Registration of Transfers and Exchanges. Subject to the provisions of Section 3, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose following the surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be canceled.

  5.  Exercise of Warrants.

  (a) A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check payable to the order of the Company, the aggregate Exercise Price of the shares of Common Stock to be purchased.


  (b) During its Warrant Exercise Period, a Warrant may be exercised in whole at any time or in part from time to time, provided that not less than 100 shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any partial exercise.


  (c) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the aggregate Exercise Price of the shares of Common Stock to be purchased, the Warrant Agent shall requisition from the transfer agent for the Common Stock (including the Company acting as such transfer agent), and upon receipt shall make delivery of, certificates evidencing the total number of shares of Common Stock issuable upon such exercise, in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder. Such Common Stock certificates shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided, that if the books of the Company with respect to the transfer of Common Stock are then closed, such shares shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a record holder of such shares, as of the date on which such transfer books of the Company shall next be open (whether before, on or after the expiration of the applicable Warrant Exercise Period).

  (d) Subject to Section 6(b), if less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder, until the expiration of the applicable Warrant Exercise Period.

  (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

  (f) Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit all funds received in payment of the Exercise Price into a segregated account ("Collection Account") established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank (which may be the Warrant Agent). All funds deposited in the Collection Account will be disbursed on a weekly basis to the Company after they have been determined by the Warrant Agent to be collected funds. Once funds deposited in the Collection Account are determined to be collected, the Warrant Agent shall cause the certificate(s) representing the shares of Common Stock issued upon the exercise of Warrants to be delivered to the record holder(s) of such Common Stock.

  (g) Reasonable expenses incurred by Grafton State Bank acting in the capacity as Warrant Agent will be paid or reimbursed by the Company. These expenses, including delivery of Common Stock certificates to shareholders, will be deducted monthly from funds held in the Collection Account or, at the option of the Warrant Agent, paid directly by the Company upon demand. A report setting forth (i) the names of exercising Warrant Holders, the number of shares of Common Stock issuable to such exercising Warrant Holders, respectively, (iii) the amount of funds remitted by such exercising Warrant Holders, respectively, and (iv) any expenses paid (including fees and expenses of the Warrant Agent) will be provided to the Company by the Warrant Agent at the time of each disbursement of funds held in the Collection Account.

  6. Voluntary Redemption of Warrants. Commencing January 5, 2002,and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Warrant Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein. In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of a Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for such Warrant upon the date fixed for redemption in the amount herein provided.


  7. Taxes. The Company will pay all taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Warrants. Taxes attributable to (i) the issuance of any Common Stock certificate in the name other than that of a Warrant Holder upon the exercise of Warrants or (ii) the transfer of any Warrant shall be paid by the Warrant Holder requesting such issuance or proposing to effect such transfer; such transactions will only be effected following the deposit with the Warrant Agent of funds sufficient to pay in full any tax liability incurred or to be incurred in connection therewith.

  8. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant
Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate. Applicants for substitute Warrant Certificates shall comply with any reasonable regulations (and pay any reasonable charges) prescribed by the Company or the Warrant Agent.

  9. Reservation of Shares. For the purpose of enabling the Company to satisfy its obligation to issue Common Stock upon exercise of Warrants, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, the full number of shares which may be issued upon the exercise of Warrants; such shares of Common Stock will upon issuance be fully paid, nonassessable, and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

  10. Governmental Restrictions. If any shares of Common Stock issuable upon the exercise of Warrants require registration with or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided that in no event shall such shares of Common Stock be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; however all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the expiration of its Warrant Exercise Period, any Warrant as to which exercise has been requested on or prior to the expiration of its Warrant Exercise Period shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

  11. Adjustments.  Subject to the terms set forth in the Warrant
Certificates, if, prior to the exercise of any Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the Warrants shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

  12. Notice to Warrant Holders.

  (a) Upon any adjustment as described in Section 11 hereof,the
Company within twenty (20) days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by an officer of the Company setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable thereto.

  (b) If the Company proposes to enter into any reorganization, reclassification, sale of all or substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least twenty (20) days prior to such action to all Warrant Holders, which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company under the provisions of this Agreement to provide such notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

  13. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 11 hereof or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered for exercise would result in the issuance of a fractional share of Common Stock, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.


  14. Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

  15. Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company, and the Warrant Agent hereby accepts such appointment, upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of a Warrant, shall be bound:

  (a) Statements contained in this Agreement and in the Warrant
Certificates shall be taken as statements of the Company. The Warrant Agent assumes responsibility hereunder only for the correctness of any statement which describes the Warrant Agent and/or for action taken or to be taken by the Warrant Agent.

  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

  (e) The Company agrees to pay to the Warrant Agent the amount(s) described in Schedule A to this Agreement for the services rendered by the Warrant Agent. The Company shall also reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the performance of this Agreement.

  (f) The Company shall indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and counsel fees, incurred in connection with its performance of this Agreement, except as a result of the Warrant Agent's negligence or bad faith. In no case shall the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the likelihood of such loss or damage.

  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may, in its sole and absolute discretion, consider proper, whether with or without any such security or indemnity.


  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear, subject to the terms set forth in the Warrant Certificates.

  (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or a shareholder, director, officer or employee of such Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

  16. Successor Warrant Agent. Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto.

  17. Change of Warrant Agent. The Warrant Agent may resign from its duties under this Agreement upon notice given in writing by the Warrant Agent or the Company; the Warrant Agent may be discharged by the Company from its duties under this Agreement upon notice given in writing by the Company to the Warrant Agent; the foregoing notices shall, in either case, give the date when such resignation or discharge shall take effect and shall be sent at least thirty
(30) days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent (or by any Warrant Holder) or after discharging the Warrant Agent, then any Warrant Holder may apply to the Circuit Court for Ozaukee County, Wisconsin, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of the State of Wisconsin or of the United States of America, having its principal office in the United States. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent, without further act or deed, and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary to effect the delivery or transfer. Failure to give any notice provided for herein, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

  18. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

        Mentor Capital Consultants, Inc.
        4940 Pearl East Circle, Suite 104
        Boulder, Colorado 80301

Any notice or demand authorized hereby to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

        Grafton State Bank
        101 Falls Road
        Grafton, Wisconsin 53024


Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered , postage prepaid, addressed to the Warrant Holders at their last known addresses as such addresses shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

  19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any of the Warrant Holders in order to cure any ambiguity, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

  20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

  21. Termination. This Agreement shall terminate at the close of business on the date upon which the Warrant Exercise Period expires as to all Warrants (or the business day next following such date) or such earlier date upon which all of the Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 10 and such suspension continues beyond the date upon which the Warrant Exercise Period expires as to all Warrants, this Agreement shall terminate on the business day immediately following the expiration of such suspension. The provisions of Section 14 shall survive such termination.

  22. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the internal laws of said state.

  23. Benefits of Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy or claim hereunder, this Agreement being expressly for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

  24. Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.


Dated:_____________, 2002


                                           MENTOR CAPITAL CONSULTANTS, INC.

                                        By: _______________________________
                                           W. Michael Bissonnette, President



                                                 GRAFTON STATE BANK

                                        By: _______________________________
                                             Thomas J. Sheehan, President


                                WARRANT AGREEMENT


                                   Schedule A



  This Schedule A to the Warrant Agreement, dated as of ____________, 2002, by and between Grafton State Bank ("Warrant Agent") and Mentor Capital Consultants, Inc. ("Company"), sets forth the compensation arrangements referred to in
Section 15(e) of such Agreement, as follows:

  In consideration of its services performed pursuant to the Warrant
Agreement, the Warrant Agent shall be entitled to receive fees from the Company, as follows:

    Upon execution of this Agreement    $       750.00

    On of before January 1 of each
      year (or part thereof) during
      which this Agreement is in effect,
      commencing January 1, 2002        $       250.00

    For each Warrant exercise
      transaction (full or partial)     $        25.00

  In addition to payment of the fees described in this Schedule, the Company shall to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and all other reasonable charges of any kind or nature incurred by the Warrant Agent in its performance of the Warrant Agreement (as provided in Section 6(f) of such Agreement).

  The initial fee payment hereunder ($750.00) shall be payable by the Company upon the execution of the Warranty Agreement by the parties to such Agreement. Thereafter, fees and reimbursements then due and payable to the Warrant Agent shall be withdrawn by such Agent from funds held in the Collection Account on the last day of each calendar month and upon termination of the Warrant Agreement or, at the option of the Warrant Agent, paid directly by the Company upon demand.

  All terms used herein shall have the same meanings ascribed to them in the Warrant Agreement of which this Schedule is a part.

No.                                                                    EXHIBIT A



                                    WARRANT
                            To Purchase Common Stock
                                       of
                         Mentor Capital Consultants, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, or assigns ("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, shares of common stock ("Common Stock"), of Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of Four Dollars ($2.00) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton, Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for the period from issuance through December 31, 2006, provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended ("Securities Act") and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period") Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof.

    This Warrant shall be registered at the office of the Warrant
Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

    Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.


    The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

    This Warrant is divisible on surrender, in which case a new
Warrant or Warrants will be issued.


    Commencing January 5, 2002, and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein. In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

    If prior to the expiration of this Warrant, by exercise hereof or by its terms:

    (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

    (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company.
In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

    (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

    (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.


    This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

    Upon each increase or decrease in the number of shares of Common
Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

    The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common
Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

    As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

    IN WITNESS WHEREOF, MENTOR CAPITAL CONSULTANTS, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.


                                            MENTOR CAPITAL CONSULTANTS, INC.



Attest:


_______________________________  By: __________________________________
              Secretary                                   President


[CORPORATE SEAL]



                               SUBSCRIPTION FORM

                     (To be Executed Upon Exercise of Warrant)

    The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.

Dated: _________________________


Number of Shares Subscribed For: ___________



                                          ____________________________________
                                                      (Signature)



                                          ____________________________________
                                                      (Signature)


                                  ASSIGNMENT
            (To Be Executed By the Registered Holder to Effect
                       a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto _________________________ the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint __________________________ to transfer the said right on the books of the Company, with full power of substitution.


Dated: _________________________


                                          ____________________________________
                                                      (Signature)



                                          ____________________________________
                                                      (Signature)



                                                                    EXHIBIT 23.2

                       CONSENT OF GORDON, HUGHES & BANKS, LLP

                       CONSENT OF GORDON, HUGHES & BANKS, LLP
                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the inclusion in Post-Effective Amendment No. 2 to the registration statement on Form SB-2 of Mentor Capital Consultants, Inc. (a development stage enterprise), relating to the registration of 4,296,000 shares of common stock and 2,196,000 warrants (File No. 333-82569), of our report, dated January 30, 2003, on the consolidated balance sheets of Mentor Capital Consultants, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years then ended, and for the cumulative period from March 13, 2000 (inception) to December 31, 2002. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.


  /s/ GORDON, BANKS & HUGHES, LLP
_____________________________________
  Gordon, Banks & Hughes, LLP

Greenwood Village, Colorado
March 25, 2003